OFFERING CIRCULAR
RHAMNOLIPID, INC.

401 East Jackson Street
Tampa, Florida 33602
www.rhamnolipid.com

	8,000,000 shares of Common Stock


Price to
Public
Broker-Dealer
Commission
Net Proceeds to
Company
 1 Common Share
$2.50
10%
$2.25
Total
$20,000,000
$2,000,000
$18,000,000
* - Total Minimum $1,000,000

The Company may engage a member FINRA/SIPC (the ?Broker-Dealer?
or
?Broker?) to
assist in the placement of this offering. See ?Plan of Distribution;?
for details of
compensation paid to the Broker when the Broker is chosen.

The Company will engage an escrow agent (the ?Escrow Agent?)
to hold
funds
 tendered by investors in compliance with SEC Rules 15c2-4 and
10b-9.
The
offering is being conducted on a best-efforts basis with a minimum offering
amount of $1,000,000. The offering will terminate at the earlier of:
(1)
the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the Commission, or (3) the date at which the offering is earlier terminated by us in our sole discretion.

Rhamnolipid, Inc. (the ?Company?), a Delaware company, hereby offers investment shares in a biosurfactant company supplying the following industries:

	1) Agriculture ? Non-toxic control of citrus greening and citrus canker disease
	2) Agriculture ? Peptides with Rhamnolipid liposomes for
disease control
	3) Pest Control ? Non-toxic mosquito insecticide and repellant
	4) Oil Pipeline ? Biosurfactant-based turbulent flow drag
reduction
	5) Fracking ? Non-toxic slurry replacement/emulsifier
6) Bioremediation Soil Washing ? RhamnoWash registered with the
United States            Environmental Protection Agency
	7) Oil Pollution Control ? Biosurfactant-based nano-emulsion system
	8) Biosurfactant-based bio-dispersants for oil spills in two Asian
Countries

After the Offering Statement has been qualified by the Securities and Exchange Commission, we will accept tenders of funds to purchase the shares. The funds tendered by potential investors will be held by the escrow agent. If the minimum of $1,000,000 is not raised, the Escrow Agent will return the funds to the investors. See ?Plan of Distribution; Investors? Tender of Funds.?

The shares offered hereby are highly speculative and an investment in the shares involves a high degree of risk. Investors must be prepared to bear the economic risk of the investment for an indefinite period and be able to withstand a total loss of their investment.


OFFERING CIRCULAR DATED June 15, 2018




TABLE OF CONTENTS


Summary	????????????????	 6
The Offering ?????????????????   7
The Science ?????????????????	 7
Rhamnolipid Biosurfactants ???????????	 7
Biosurfactants vs Synthetic Surfactants ??????..	 7
Competitive Advantage?????????????.	 8
Patents ???????????????????.   8
Rhamnolipid Products and Applications?????  9
Future Zero Carbon Footprint Plan ???????....	10
Agriculture Diseases?????????????..	10
Biosurfactant Pollution Management ???????...	14
Environmental feasibility study, Kazakhstan ???...?	25
What is a Rhamnolipid Biosurfactant ???????	27
Risk Factors ?????????????????	31
Dilution ??????????????????...	35
The Offering ????????????????...	39
Financial Results Discussion ??????????....	40
Directors and Employees????????????...	42
Executive Compensation ????????????	42
Description of Capital Stock ??????????..	43
Litigation ??????????????????	46
Subscriptions ????????????????..	49
SEC Information ???????????????	52
Financials ??????????????????.	52





































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?
THE UNITED STATES SECURITIES AND EXCHANGE
COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE
ITS APPROVAL OF ANY SECURITIES OFFERED OR THE
TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE
ACCURACY OR COMPLETENESS OF ANY OFFERING
CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE
SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION
FROM REGISTRATION WITH THE COMMISSION;
HOWEVER, THE COMMISSION HAS NOT MADE AN
INDEPENDENT DETERMINATION THAT THE SECURITIES
OFFERED ARE EXEMPT FROM REGISTRATION.
 GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS
OFFERING IF THE AGGREGATE PURCHASE PRICE YOU
PAY IS MORE THAN 10% OF THE GREATER OF YOUR
ANNUAL INCOME OR NET WORTH. DIFFERENT RULES
APPLY TO ACCREDITED INVESTORS AND NON-NATURAL
PERSONS. BEFORE MAKING ANY REPRESENTATION THAT
YOUR INVESTMENT DOES NOT EXCEED APPLICABLE
THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE
251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL
INFORMATION ON INVESTING, WE ENCOURAGE YOU TO
REFER TO www.investor.gov.
This offering is inherently risky. See ?Risk Factors? on page 31.
Sales of these securities will commence on June 15, 2018.  The
Company is following the Form S-1 format of disclosure under Regulation A.



IN MAKING AN INVESTMENT DECISION INVESTORS
MUST RELY ON THEIR OWN EXAMINATION OF THE
COMPANY AND THE TERMS OF THE OFFERING,
INCLUDING THE MERITS AND RISKS INVOLVED.

THE COMPANY RESERVES THE RIGHT TO REJECT
ANY PROSPECTIVE INVESTMENT IN WHOLE OR IN
PART, OR TO ALLOT TO ANY PROSPECTIVE
INVESTOR LESS THAN THE AMOUNT OF SHARES
SUCH INVESTOR DESIRES TO PURCHASE.

THE INFORMATION CONTAINED IN THIS OFFERING
CIRCULAR HAS BEEN OBTAINED FROM SOURCES
BELIEVED BY THE COMPANY TO BE RELIABLE, AND
SUCH INFORMATION IS BELIEVED BY THE COMPANY
TO BE ACCURATE AND COMPLETE.  HOWEVER,
NEITHER THE DELIVERY OF THIS OFFERING
CIRCULAR NOR ANY SALE OF THE SHARES
DESCRIBED HEREIN SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY IMPLICATION THAT
THE INFORMATION CONTAINED HEREIN IS TRUE
AND ACCURATE AS OF ANY TIME SUBSEQUENT TO
THE DATE WHICH APPEARS ON THE COVER PAGE OF
THIS OFFERING CIRCULAR. THE BIOSURFACTANT
MARKET IS DEVELOPING AND THERE IS NOT MUCH
DATA AVAILABLE AND SOME OF THE DATA THAT IS
PUBLIC IS NOT CREDIBLE

INVESTORS SHOULD NOT CONSTRUE THE CONTENTS
OF THIS OFFERING CIRCULAR OR ANY
COMMUNICATION, WHETHER WRITTEN OR ORAL,
FROM THE COMPANY OR ITS EMPLOYEES OR
AGENTS, AS PERSONAL, LEGAL, TAX, ACCOUNTING,
OR OTHER PROFESSIONAL ADVICE.  EACH INVESTOR
SHOULD CONSULT HIS OWN COUNSEL,
ACCOUNTANTS AND OTHER PROFESSIONAL
ADVISORS AS TO LEGAL, TAX, ACCOUNTING, AND
RELATED MATTERS CONCERNING THEIR
INVESTMENT IN THESE UNITS OF SHARES.

THE OFFERING CONTAINED HEREIN CAN BE
WITHDRAWN AT ANY TIME BEFORE CLOSING AND IS
SPECIFICALLY MADE SUBJECT TO THE CONDITIONS
DESCRIBED IN THIS OFFERING CIRCULAR.  THE
COMPANY RESERVES THE RIGHT TO REJECT ANY
SUBSCRIPTION IN WHOLE OR IN PART.

EXCEPT AS INDICATED HEREIN, NO PERSON HAS
BEEN AUTHORIZED TO GIVE ANY INFORMATION OR
MAKE ANY REPRESENTATION OTHER THAN THOSE
CONTAINED IN THIS OFFERING CIRCULAR IN
CONNECTION WITH THE OFFER CONTAINED HEREIN
AND, IF GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED UPON.  THE
COMPANY WILL MAKE AVAILABLE TO EACH
INVESTOR AND THEIR PURCHASER
REPRESENTATIVE DURING THIS OFFERING AND
PRIOR TO THE SALE OF THE SHARES THE
OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE
ANSWERS FROM THE COMPANY CONCERNING ANY
ASPECT OF THE INVESTMENT AND TO OBTAIN, TO
THE EXTENT RHAMNOLIPID, INC POSSESSES SUCH
INFORMATION OR CAN ACQUIRE IT WITHOUT
UNREASONABLE EFFORT OR EXPENSE, ANY
ADDITIONAL INFORMATION NECESSARY TO
SUPPLEMENT OR VERIFY THE ACCURACY OF THE
INFORMATION CONTAINED IN THIS OFFERING
CIRCULAR.

ANY REPRODUCTION OR DISTRIBUTION OF THIS
OFFERING CIRCULAR, IN WHOLE OR IN PART, IS
PROHIBITED.


STATEMENT REGARDING FORWARD-
LOOKING STATEMENTS
THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-
LOOKING STATEMENTS AND INFORMATION RELATING
TO, AMONG OTHER THINGS, THE COMPANY, ITS
BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY.
THESE FORWARD-LOOKING STATEMENTS ARE BASED
ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND
INFORMATION CURRENTLY AVAILABLE TO THE
COMPANY?S MANAGEMENT. WHEN USED IN THE
OFFERING MATERIALS, THE WORDS ?ESTIMATE,?
?PROJECT,? ?BELIEVE,? ?ANTICIPATE,? ?INTEND,?
?EXPECT? AND SIMILAR EXPRESSIONS ARE INTENDED
TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH
CONSTITUTE FORWARD LOOKING STATEMENTS. THESE
STATEMENTS REFLECT MANAGEMENT?S CURRENT
VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE
SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD
CAUSE THE COMPANY?S ACTUAL RESULTS TO DIFFER
MATERIALLY FROM THOSE CONTAINED IN THE
FORWARD-LOOKING STATEMENTS. INVESTORS ARE
CAUTIONED NOT TO PLACE UNDUE RELIANCE ON
THESE FORWARD-LOOKING STATEMENTS, WHICH
SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE
MADE. THE COMPANY DOES NOT UNDERTAKE ANY
OBLIGATION TO REVISE OR UPDATE THESE FORWARD-
LOOKING STATEMENTS TO REFLECT EVENTS OR
CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT
THE OCCURRENCE OF UNANTICIPATED EVENTS.

Industry and Market Data
Although we are responsible for all disclosure contained in this Offering Circular, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the biosurfactant industry and market.
While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings ?Statement Regarding Forward Looking Statements? and ?Risk
Factors? in this Offering Circular.
Offering Circular Summary
This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our common stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering
Circular are forward looking statements. See the section entitled "Statement Regarding Forward Looking Statements."
Summary of Company Information
The Company was organized on July 20, 2010 under the laws of the State of Delaware. Our principal executive office is located at 401 East Jackson Street, Suite 2340, Tampa, Florida 33602, and our telephone is (813) 466-3363 and our fax number is (813) 466-
3364. Our website address is www.rhamnolipid.com. The information on our website is basic industry information and is not incorporated in this document. Since 2004, and through third party researchers, affiliates, successor companies, and various universities worldwide, our focus was to produce rhamnolipid biosurfactants in industrial qualities on a cost-effective basis. The Company has obtained that goal. The Chief Executive Officer,
Keith DeSanto (?DeSanto?), has primarily self-funded the large-scale manufacturing process, including the predecessor entities, with some financial assistance from a small group of friends and family. The following is an overview of our corporate structure. Rhamnolipid, Inc. owns the following entities:
BioSurfPro, Inc. ? will specifically own the biosurfactant new manufacturing facility.
Green Enviro Holdings, Inc. - website addresses, producer strains and patents/applications.
Biosurfactant Professionals, Inc. ? Kazakhstan, India and Canadian present and future contracts.



The Offering
Issuer: Rhamnolipid, Inc.
Securities offered by the Company: Common stock
Securities offered by selling stockholders: None
Number of shares of common stock outstanding before the offering: 39,854,518
Number of shares of common stock to be outstanding after the offering: 47,854,518
Price per share: $2.50
Minimum offering amount: $1,000,000
Maximum offering amount: $20,000,000
Use of proceeds: We intend to use the proceeds for offering expenses, public company and corporate costs, bioreactor purchases, building, microbiologists, salaries, and other production costs and working capital. See use of proceeds on page 38.
The Science behind the Company

Biosurfactants are chemicals secreted by bacteria. Bacteria secretes chemicals to protect itself. Those Biosurfactant chemical secretions have many applications. Surfactants are synthetic ?man-made? and petroleum based. Petroleum-based Surfactants are not safe to discharge into the environment. Biosurfactants are natural, ?green? non-toxic, biodegradable and non-toxic to the environment and renewable from nature. Since bacteria is everywhere, so are Rhamnolipids. Rhamnolipid biosurfactants have been granted tolerance exemption by the United States Environmental
Protection Agency (?EPA?) for numerous industrial applications. RhamnoWash?, a bioremediation product, is also registered with the EPA.

Rhamnolipid Biosurfactant Basics

The bacteria, pseudomonas aeruginosa, is everywhere. It can be found indoors on furniture, outdoors in aquatic environments, at the base of trees and, practically, everywhere else. Rhamnolipid is a chemical that is secreted from pseudomonas aeruginosa.

Rhamnolipids are produced by a fermentation process similar to those used to produce fermented products such as beer and yogurt. Bacteria is added to a fermentation tank and provided an oil based nutrient source, and under properly controlled conditions, the result will yield rhamnolipids. One of our production methods uses waste motor oil. The rhamnolipids are extracted, purified, and the resultant mixture diluted into a final product. The amount and mixture of rhamnolipid material in the final solution can be precisely controlled. Our Rhamnolipid can be diluted 1,000 times and still produce effective results.

Biosurfactants vs Synthetic Surfactants

Synthetic surfactants are man-made and mostly derived from petroleum oil-based products. They have been widely used in industry for many years because they work well and are relatively inexpensive. Synthetic surfactants have serious ecological impacts, both by depleting a non-renewal resource and by leaving non-biodegradable and harmful byproducts in the environment.

Competitive advantages

Rhamnolipid, Inc. (?RhamInc?) has been working on a cost effective industrial production process since 2006. As of the date of this Offering Circular, we have achieved that goal. We know of no other rhamnolipid producer that can produce Biosurfactants with:

*	limited byproducts from production;
*	industrial quantities without sacrificing quality;
*	specific ratios and carriers to produce effective applications;
*	proprietary software for production management of bioreactors;
*	exact carbon chains for specific applications;
*	a modified producer strain not in the public domain;
*	bioreactor construction trade secrets not in the public domain;
*	anti-foaming production technology; and
*	proprietary substrate technology.

As researched since 2006, the industry has relied upon rhamnolipid being applied without regard to the ratios of mono-rhamnolipid to
di-rhamnolipid.   Years of research by the Company has produced
the correct application ratios, dilutions and carriers for various applications.

It is our goal to replace petroleum-based surfactants that are toxic to the environment with a green non-toxic alternative that is now competitive with other products currently on the market. We have also partnered with many institutions worldwide that have developed new Rhamnolipid applications. The Company has agreements to maintain ownership of those discoveries and file and maintain patents on the discoveries. We have royalty obligations of 3% of gross profits on those discoveries.

As a footnote to the current competition, we had a meeting we had with a biosurfactant company from China that traveled to the
United States to meet with us. It was disclosed that the Chinese entity ?mixed? their Rhamnolipid with another surfactant that ?had some toxicity? and needed our help with our EPA registered
proprietary application RhamnoWash? for soil washing.   We
decided to maintain our trade secrets and forgo the opportunity. It is our opinion that simply using Rhamnolipid and mixing it with other chemicals will not be effective. After years of research, correctly evaluating the contaminates that caused the pollution leads to the correct usage of our Rhamnolipid applications. It is our belief that the quality of our Rhamnolipid along with our years of research for many applications sets us apart from other biosurfactant producers. After the commencement of our Rhamnolipid production facility, we believe the cost to produce and the cost to the consumer will significantly be reduced and may cause certain international biosurfactant producers to cease shipping their product to the United States (?US?).

We have tested most other Rhamnolipids on the market. We have found some to be worthy of some applications while others claim to sell Rhamnolipid but the mixtures are toxic. These tests can be viewed under a non-disclosure agreement.

Rhamnolipid Patents


Rhamnolipid patents filed by the Company

*	Mosquito Insecticide and Repellant Rhamnolipid Application
15/871,736
*	Peptides in Rhamnolipid Liposomes Application 62/517,264
*	Citrus Greening and Citrus Canker Control Rhamnolipid
Application 15/899,873

Under an exclusive agreement with Dr. Jonas Contiero and the Brazilian government, new Rhamnolipid applications should be filed in the future.

DeSanto purchased Rhamnolipid patents in 2004 and has since filed new patents and was granted those Rhamnolipid patents. The patents have since expired. It is the belief and strategy of the Company that having trade secrets, protecting those trade secrets and filing for strategic new patents is a better strategy than just filing for patents. It is also the belief of the Company that trade secrets for the production of Rhamnolipid should remain unavailable to the public.

Rhamnolipid Products and Applications

The following is a summary of the first four products the Company will sell.

Agriculture

Briefly, but in more detail on page 10, the agriculture industry has been devastated by a bacterium that is killing citrus trees. The bacteria disease is called ?Citrus Greening.? Rhamnolipid, when injected into the stem of the infected tree, penetrates the cell wall of the bacteria causing the disease and kills it. Our patent application for Citrus Greening has been filed and is pending. Due to the severity of problem, and that our scientific team has the solution, our initial profit margins on this specific application should be higher than our other products. The Company will sell this ?Rham7?? product first.

Fracking

The second product the Company will sell immediately is a biosurfactant fracking slurry for the oil production market.
Currently, with the toxic chemicals being used in the fracking industry, the industry is searching for a product, which we have, that will replace toxic chemicals in their slurry. Due to oil pollution on site, our EPA registered RhamnoWash? will also be sold as a complementary product. With our two complementary products, both biosurfactant applications, joint packaging in of the environmentally safe clean up products is logical. The projected profit margins for these two products, to be labeled
?BioRham9?,? will not be positive initially until we are at full scale production.

Replace toxic surfactants with biosurfactants in household applications

Many household applications use surfactants that are petroleum-based and toxic to people and the environment. Replacing those surfactants will take time but we should penetrate those markets in a realistic timeline. The cost of the biosurfactant must be competitive with other ?green? products currently on the market and should be ramped up when we are at full scale production.

Non-toxic mosquito repellant

The fourth product the Company will market is a non-toxic mosquito repellant. Our scientifically tested product works effectively without any toxicity to the user. The current marketplace features toxic chemicals being used in the present repellants therefore, we believe our product will gain traction immediately. The United States is behind the world in banning high toxic repellants for human use. We project licensing the product ?BIOsqeet?? to one of two Fortune 500 companies that we have had preliminary discussions with.

The other products that will be brought to market after full scale production will be environmental and pet applications.

The Future Zero Carbon Footprint Plan

The Company?s business plan at a later stage would focus on embarking on the construction of a solar field to supply the power to the bioreactors. The cost to produce Rhamnolipid has 4 basic needs:

       Incubation
       Substrate (an oil-based product like used motor oil)
       Fermentation
       Downstream

Because we have been able to ?feed? our Rhamnolipid various substrates, we have isolated used substrates that would normally be entered back into the environment and create a toxin to the environment. The substrate cost would be minimal if we strategically work with companies to offer their oil waste to us for a small fee, or free if we dispose of it for them thereby reducing their disposal costs. Recently, we contracted briefly with a local company that gave us for free sixteen totes of waste oil which worked as a substrate. With working capital to hire trucks to secure this type of substrate waste, our costs to manufacture would be reduced again. After that milestone, the construction of a solar field to supply the power for the tanks, 91% of our costs to manufacture would be eliminated.

AGRICULTURE

Citrus Canker and Citrus Greening

Citrus Canker

According to Florida Citrus Mutual, the State of Florida provides most of the oranges used for orange juice in the United States. The Florida citrus industry accounts for 45,000 jobs and economic activity of $8.6 billion. In October 2017, the Wall Street Journal stated, ?The state?s citrus industry, beset by a disease killing off groves plus hurricanes and international competition, is banking on producing a genetically engineered orange.? That wish is years away from the devastation that is taking place today. Florida is synonymous with oranges. They are on the state license plate. At the product?s heyday in 1977, the state boasted 53 orange juice-processing plants. Today, beset by bacteria diseases, hurricanes and international competition, there are seven.

Citrus Canker, also known as the Asiatic Citrus Canker (?ACC?), is a disease from the bacteria Xanthomonas axonopodis. Citrus
Canker causes canker pustules (legions) and usually causes death in citrus trees and shrubs. Citrus Canker is transmitted by grafting, insects, and wind and sometimes by pruning shears.

Treatments for Citrus Canker range from toxic pesticides to treating the disease by adding copper to fertilizer applications. Bactericides show some promise, but the jury is still out. We believe the expensive treatments that are not working well only compound the problem of added expense to citrus crops.

Citrus Greening

Citrus Greening, or ?HLB,? for Huanglongbing disease, infects citrus trees with the deadly bacteria Candidatus Liberibacter. Citrus Greening causes discoloration in the leaves of the Citrus Trees and then kills the tree. It starts at the leaves and works its way through the tree like a hardening of the arteries, blocking nutrients and water. Oranges drop off branches unripe and unusable.

Citrus Greening may have been found in State of Florida in 1998 but confirmed in August of 2005 on the east coast of the United States. The Citrus Greening disease is transmitted by plant lice (psyllids). The plant lice are called Asian citrus psyllid, a non-native insect so tiny it can be mistaken for a speck of pollen. Their main diet is citrus trees. Citrus greening is pushing Florida?s orange juice industry toward the brink of collapse. According to the Wall Street Journal, this year?s crop will likely be the smallest since the 1940?s. So miserable is the condition of Florida?s orange industry, farmers are banking on inventing a genetically engineered orange that will be ready for sale at the earliest, in the year 2022. Most research takes years to complete and there is no known application that is effective against Citrus Greening. Since 2009, the United States Department of Agriculture (?USDA?) has invested more than $400 million to study resistant plants, pesticides and other chemicals to attack the disease.

Citrus Greening is more of a problem due to the fact that the Candidatus bacteria is difficult to maintain in culture for research purposes.
Presently, there is no 100% cure. Present applications that we are aware of are costly. Tenting or heating trees in tents is the most expensive application that we are aware of and very expensive to maintain.
Both citrus diseases of Citrus Canker and Citrus Greening are causing devastation to Florida?s citrus industry. If the Florida Citrus industry continues to decline, orange juice sold in the United States will come from Brazil, which in turn will raise prices. According to Nielsen, a measurement firm, the decline in production of Florida oranges has helped drive the price at the grocery store up more than 50% since 2004, just before the disease was found in Florida. Brazil has stepped up orange production, threatening to deliver the final blow to the United States industry. Brazil?s larger groves and different practices have helped control the spread of greening. Psyllids, the disease-carrying insects, are attracted to new shoots, which sprout more frequently in Florida than in Brazil because trees are grown in warmer, more humid areas.

The USDA estimates that Brazil?s total output of orange juice will rise 55% this year from last year, with exports rising 28%. Brazil?s production lead over the U.S. has doubled since around 2003.
(Source: Wall Street Journal, October 2017 ?Why your Orange
Juice might be from Brazil, Florida?s trees are dying.?)

The application that shows the most promise with no toxicity to the environment with the least cost is the application of Rhamnolipid for Control of Citrus
Diseases.

Rhamnolipid penetrates the cell wall of the Citrus Greening bacteria and the Citrus Canker bacteria and destroys the cell.

Citrus Canker and Rhamnolipid

Initial Rhamnolipid testing on citrus canker was completed in test tubes. Secondary testing was conducted on infected trees in Brazil. Other testing with Rhamnolipid in Brazil concluded that Rhamnolipid has a success rate of 97%. The USDA has been contacted by the Company and, accordingly, grant funds have been requested.

Citrus Greening and Rhamnolipid

Initial Rhamnolipid testing on Citrus Greening was also completed in Brazil. A 72% success rate was obtained.

Rhamnolipid is registered with the EPA for use on plants and trees.

Below are pictures taken form the USDA website showing Citrus
Greening, Citrus Canker and Citrus Blackspot.







Xanthomonas axonopodis:  Citrus Canker


There are multiple strains or pathotypes of the Xanthomonas spp. citrus canker bacterium. The most devastating is known as Asiatic citrus canker. An outbreak of bacterial leaf spot disease in Florida in 1984 was previously misidentified as a citrus canker outbreak (ISSG).

Florida citrus trees are now additionally under threat from citrus greening disease (also called huanglongbing, HLB, or yellow dragon disease), also a bacterial disease, that is believed to be capable of worse damage than canker. Citrus greening disease was first reported from Florida in 2005. Disease symptoms are dissimilar to those of citrus canker, and include yellowing of shoots, leaf mottling or discoloration, and the production of lopsided poor-quality fruit.
Citrus canker was first identified in Florida approximately a century ago in 1910. Aggressive measures were taken to combat the disease and it was declared eradicated from the state in 1933. After an apparent absence of more than 50 years, citrus canker was again detected in Florida, in Manatee County in 1986. Once again, steps were taken to contain the disease and it was in 1994 again declared eradicated
(Gaskalla 2006).

Canker-infected plants were in 1995 again reported from south Florida, in the vicinity of Miami International Airport. An aggressive USDA-administered eradication program was established but proved unsuccessful. The Florida 2004 and 2005 hurricanes facilitated the spread of citrus canker in the state to the point that eradication was no longer deemed possible. Federal funds for eradication were withdrawn in 2006 and the response strategy shifted to a management and containment plan (Gaskalla 2006).
Although individual plant quarantines have been eliminated, a USDA statewide quarantine remains in effect which places restrictions on the transport of harvested citrus or plant stocks out of the state. Transport of material to other citrus-producing states is prohibited. Prior to the 2006 lifting of individual quarantines, more than 600,000 ha of Florida land had been placed under enforced quarantine (FDOACS undated, Gaskalla
2006).
The citrus canker pathogen was first reported in Palm Beach County in 1999 and in Martin County from a commercial citrus grove in 2001.
Citrus canker in the IRL region north of Martin County largely did not occur until after the 2004 hurricanes. The post-hurricane appearance of canker was first reported from St. Lucie County in December 2004, from a sentinel survey site in Port St. Lucie. The first reports from Indian River County were post-hurricanes, December 2004, in a grove near the Indian River/St. Lucie county line. Confirmed reports of the disease in Brevard County as of 2005 were confined to a handful of residential sites.
The citrus canker pathogen has been spread through the transport of fruit, plants, and equipment, and dispersal appears to be greatly facilitated by wind and rain. Overhead irrigation systems may also facilitate movement of citrus canker as does the leaf-burrowing activity of larval P. citrella. Citrus Greening (Candidatus Liberibacter asiaticus)

Huanglongbing (HLB), also known as citrus greening, is a progressive, systemic, bacterial disease of citrus. In most major citrus-growing areas where the disease is present, including China, India, the United States, and Mexico, the disease is associated with a systemic infection by the ?Candidatus Liberibacter asiaticus?bacteria whereas, in Brazil, it is associated with infection primarily by ?Ca. L. asiaticus? but also with ?Ca. L. americanus? (Lopes et al. 2009b; Teixeira et al. 2005) and, in South Africa, the associated pathogen is ?Ca. L. africanus?. Infected trees may show a variety of symptoms, including chlorosis and dieback of shoots, but a foliar symptom described as blotchy mottle is considered the characteristic symptom of HLB in many citrus varieties. In addition, fruit may show various symptoms, including being undersized, deformed, and poorly colored (Bov, 2006; Gottwald et al. 2007).

Transmission of Citrus Greening in the field is by the Asian citrus psyllid
(ACP), Diaphorina citri Kuwayama (Bov, 2006; Gottwald et al. 2007).
In the continental United States, the ACP vector was first identified in Florida in 1998 (Halbert 1998) and subsequently in Texas in 2001
(French et al. 2001) and California in 2008
(https://www.cdfa.ca.gov/egov/Press_Releases/Press_Release.asp?
PRnum=08-057). The ACP is now well established in all three states, which are the three largest commercial producers of citrus in the United States. Symptomatic trees were discovered and ?Ca. L. asiaticus? was confirmed infecting citrus in Florida in 2005 (Halbert 2005) and it is generally accepted that all commercial groves in Florida are now affected to some extent by HLB. The pathogen was confirmed infecting commercial citrus trees in Texas in 2012 (Kunta et al. 2012) and in a single citrus tree in suburban southern California in 2012 (Kumagai et al.
2013); no infections of commercial citrus trees have been confirmed in California.

Disease Cycle
Bacteria propagate in lesions in leaves, stems, and fruit. When there is free moisture on the lesions, the bacteria ooze out and can be dispersed to infect new growth. Wind-driven rain is the main dispersal agent and wind 8 m/s (18 mph) aids in the penetration of bacteria through the stomatal pores or wounds made by thorns insects (leafminer) and blowing sand. Pruning causes severe wounding and can lead to infection. Multiplication of bacteria occurs mostly while the lesions are still expanding and numbers of bacteria produced per lesion is related to general host susceptibility.
The bacteria remain alive in the margins of the lesions in leaves and fruit until they abscise and fall to the ground. Bacteria have also been reported to survive in lesions on woody branches up to a few years of age.
Bacteria that ooze onto plant surfaces do not survive and begin to die upon exposure to rapid drying. Death of bacteria is also accelerated by exposure to direct sunlight. Survival of exposed bacteria is limited to a few days in soil and to a few months in plant refuse that is incorporated into soil. On the other hand, the bacteria can survive for years in infected plant tissues that have been kept dry and free of soil.

Epidemiology
Infection: Leaves, stems, and fruit become resistant to infection as they mature unless they are wounded. Almost all infections occur on leaves and stems within the first 6 weeks after initiation of growth. The most critical period for fruit rind infection is during the first 90 days after petal fall. Any infection that occurs after this time results in the formation of only small and inconspicuous pustules. Because the fruit are susceptible over longer periods compared to leaves, infections can result from more than one dispersal event resulting in lesions of different age on the same fruit. Fruit can also act as an indicator of time of infection. Lesion age can be estimated on fruit and help determine when infection occurred, and this information can be related to meteorological events, such as storms, that occurred at that time.

Pathogen Dispersal: Most spread of canker by wind and rain is for short distances, i.e., within trees or to neighboring trees. Canker develops more severely on the side of the tree exposed to wind-driven rain. Spread over longer distances, up to several miles, can result from severe meteorological events such as tropical storms, hurricanes, and tornadoes.
A recent study determined that 99% of infections that occur within a 30-day period are located within 594 m (1950 ft) of prior infected trees during normal weather conditions, i.e., when normal rain storms occur but tropical storms and hurricanes do not. Hurricanes and tropical storms greatly increase citrus canker infection and can spread the bacteria over many miles. During 2004, Florida was subjected to three hurricanes that crossed and affected the majority of the commercial citrus industry. Bacterial dispersal gradients of up to 53 km (32 mi) were recorded and hundreds of new out breaks were subsequently discovered. However, long-distance spread more often occurs with the movement of diseased propagating material, such as budwood, rootstock seedlings, or budded trees. There is no record of seed transmission. Commercial shipments of diseased fruit are potentially a means of long-distance spread, but there is no authenticated record of this ever having happened. Nursery workers can carry bacteria from one nursery to another unless hands, clothes, and equipment are disinfected. Such spread can also result from contaminated budwood or contaminated budding equipment. Pruning, hedging, and spray equipment have been demonstrated to spread the disease within and among plantings. Wooden harvesting boxes that contained diseased fruit and leaves and are later taken to disease-free orchards have also been implicated in long-distance spread.



Below is environmental cleanup research that we will pursue in the coming months.

Biosurfactant Pollution Management

1 Pollution Control

Advanced Biosurfactant-based Technologies for Oil Pollution
Control and Sustainable Development of Natural Resources in
Atlantic Canada

The following is a joint venture with Memorial University in Canada (?Memorial?). Faculty members Dr. Baiyu ?Helen? Zhang, Associate
Professor, Civil Engineering; Dr. Bing Chen, Professor, Civil
Engineering; and Dr. Xili Dun, Assistant Professor, Mechanical
Engineering (the ?Memorial Team?), will be developing new
Rhamnolipid biosurfactant environmental applications. The Rhamnolipid applications which include:

1.	Biosurfactant-based bio-dispersants as agents for oil spill response in cold seawater (Chen and Zhang)

2.	Biosurfactant-based nanoemulsion system (Bio-NES) for oil
contaminated site (soil) remediation (Zhang and Chen)

3.	Biosurfactant-based turbulent flow drag reduction in long distance pipelines (Duan)

1.	BACKGROUND

The Memorial Team and the Company have engaged in a collaborative research partnership to develop advanced technologies for oil pollution control and sustainable development of natural resources in Atlantic Canada based on a promising biosurfactant, rhamnolipid. The Company, in conjunction with its academic research partners at the University of Florida (?USF?), has generated rhamnolipid products for further lab small-scale and pilot-scale studies in environmental engineering. Recognizing the need to address challenging issues in marine oil spill response, oil-contaminated soil remediation, and oil transportation in pipelines in Atlantic Canada, as well as the need for effective and green biotechnologies, the Memorial Team will work closely with the Company to undertake the specific research project with three objectives and is further described in the following sections.

2.	GENERAL DESCRIPTION OF THE PROJECT

Objective #1. Biosurfactant-based bio-dispersants as agents for oil spill response in cold seawater (Drs. Chen and Zhang)

Why rhamnolipid-based bio-dispersants?

Marine oil spills can cause very negative, long-term impact on the environment and socio-economy. They constitute a major hazard to marine life and human health. It was reported that in the last decade, over 1 billion gallons of oil were spilled worldwide, and 6 million tonnes/year entered the oceans (Abdul-Hamid et al, 2013). Almost 30 years have passed since the Exxon Valdez spill and significant efforts have been made to study oil spills and improve response practices; however, such knowledge has not kept pace with the growth of oil and gas development
(Li et al, 2016). The 2010 BP Deepwater Horizon oil spill was one of the most catastrophic environmental disasters in human history, releasing over 4.9 million barrels of crude oil, directly impacting 180,000 km2 of ocean (Griggs, 2011). ?Both the industry and government were woefully unprepared?? according to the U.S. National Commission on the Deepwater Horizon Oil Spill and Offshore Drilling (Graham et al.,
2011). Canada?s Commissioner of the Environment and Sustainable
Development revealed in 2012 that Canada (especially Newfoundland) is not ready or prepared to handle a major oil spill (Auditor General of Canada, 2012). A review by Canada's National Energy Board (2011) also alerted the risks to the life in the North caused by oil and gas development in the Arctic offshore. In 2014, the Arctic Oil Spill
Response Technology Joint Industry Programme (JIP) released findings on environmental impacts of Arctic oil spills and challenges of response research and practice (Joint Industry Program, 2014). In 2015, the Royal Society of Canada Expert Panel?s 500-page report further disclosed the critical gaps and pressing needs for oil spill research (Lee et al, 2015). On November 7, 2016, the Government of Canada launched a $1.5 billion national Oceans Protection Plan, in which scientific research on development of comprehensive response systems for marine oil spills is a key task.

Marine oil spill response is challenging in harsh environments such as the North Atlantic and Arctic due to cold water, rough seas, sea ice, and low visibility (Li et al, 2016). These conditions make the deployment of most traditional containment methods difficult and reduce their efficiency dramatically. Dispersant application has become one of the most commonly applied methods for dealing with oil spills in open waters. It is also recognized as a potential response option in cold marine environments (Joint Industry Program, 2014). Dispersants consist of surfactants (the key components) and solvents. Solvents help distribute surfactants into the oil/water interface and surfactants change the interfacial properties thus beak down oil slicks into small droplets (Fingas, 2016). Those droplets are then rapidly diluted in the water column, such that natural levels of nutrients can sustain indigenous microbial degradation (Walker et al, 2000). The issue with many chemical dispersants is that they may cause some degree of environmental harm due to their toxic, non-biodegradable and bio-accumulative properties (Joint Industry Program, 2014). The cold environment can further limit their degradation and increase the overall impacts especially given the short food chain of the marine ecosystems in the north (George-Ares and Clark, 2000). Biosurfactants are surface active agents produced by microorganisms during their growth (Abdul-
Hamid et al, 2013). They exhibit high surface activities and low critical micelle concentrations (CMC) and are, therefore, attracted much attention in recent years (Cai et al, 2015; Zhu et al, 2016). Compared to chemical surfactants, biosurfactants offer the advantages of keeping a stable and effective performance even under extreme environmental conditions such as high/low temperatures, high/low pH levels and high salinity. Meanwhile, they possess little or no environmental impact due to their low toxicity and high biodegradability (Pacwa-Plociniczak et al, 2011). Rhamnolipid is a widely applied biosurfactant secreted by the bacteria Pseudomonas aeruginosa which can be of various lengths of carbon tails, the most abundant containing ten carbon atoms (C10). It has great potential for multiple industrial applications including serving as the key components of bio-dispersants. Given the growing interest and activities of the offshore operations (e.g., oil and gas shipping and development) in northern Atlantic/Pacific and Arctic oceans of Canada, it is increasingly critical and urgent to improve our knowledge base and develop low-toxic, biodegradable and effective rhamnolipid-based dispersants (or bio-dispersants) for oil spill response in cold marine environments (Lee et al, 2015; Li et al, 2016).

Till now, besides the applicant?s work (Cai et al, 2015; Cao et al, 2014), only few publications worldwide tackled the formation of biosurfactant-based bio-dispersants for oil spill response. Song et al. (2013) formed a 5-component dispersant (2 chemical surfactants, 2 biosurfactants and 1 solvent). Rongsayamanont et al. (2017) developed a dispersant with one chemical surfactant and one biosurfactant as the key component. Consequently, there is very limited knowledge regarding the performance of bio-dispersants and their fate/impact in cold marine environments. Song et al. (2013) found the effectiveness of oil bio-dispersion was affected by dispersant-oil-ratio, temperature and salinity. Both the studies found the acute toxicity of the bio-dispersants were significantly lower than those of the commonly used chemical dispersants. Obviously more efforts are needed to develop effective bio-dispersants based on single or mixtures of biosurfactants. Furthermore, there have been many studies examining performance, toxicity and biodegradability of chemical dispersants, e.g., Corexit dispersants (Bejarano et al. 2013; Belore et al, 2009; Holder et al, 2015), Finasol OSR52 and Dasic Slickgone NS (Prince et al, 2016), but in comparison, little research were reported on bio-dispersants.

After dispersion treatment, removal of the majority of spilled oil from marine environments still relies on biodegradation (Pelletier et al, 2004). When a dispersant is applied to an oil slick, it reduces the interfacial surface tension between the water and oil, allowing oil to become mixed into the water column as tiny (1-70 m) droplets (Lessard and DeMarco, 2000) with mild wave action. The creation of small oil droplets increases the surface area available for microbial colonization (Ron and Rosenberg, 2002) and can significantly promote biodegradation (Lessard and DeMarco, 2000; B'lum et al, 2012). The localized concentration of oil drastically decreases as it is dispersed into the water column and has been reported to range from 1-15 ppm beneath (1-5 m) oil slicks treated with dispersant within a few hours after the application (Lee et al, 2013; Li et al., 2009). Oil biodegradation rates in the north are relatively low due to the cold environment and consequently less active microbes
(McFarlin et al, 2014). To date, there have been many oil biodegradation studies conducted under Arctic conditions in Alaska (Venosa and Holder, 2007; McFarlin et al, 2014), Canada and Norway (Brakstad and
Bonaunet, 2006; Deppe et al, 2005; Garrett et al, 2003). However, all of them focused on either natural or chemical dispersion. Fundamental knowledge on the biodegradation of bio-dispersed oil under cold conditions is very limited but critical to the improvement of spill response capability and effectiveness in the north.

Research tasks and anticipated deliverables

Task 1-1 Formation of bio-dispersants and performance/fate evaluation: Oxygenated solvents will be mixed with rhamnolipid
(produced using sunflower oil as the substrate) at different ratios based on a Uniform Design to generate multiple formations of bio-dispersants (Ning et al, 2011). Dispersant effectiveness (DE) of each formation will be examined using the classic baffled flask test (Venosa et al, 2002). Formations with high DE will be treated as candidate bio-dispersants. Their effectiveness will be further examined in a reactor associated with a controlled shaking system using RSM experiments (Zhang K. et al, 2016). Oil samples provided by industrial partners and seawater from offshore Newfoundland will be used for all experiments in all Tasks.
Each oil will be mixed with 125ml seawater and bio-dispersant. The temperature (cold/room, 0 ?/20 ?), DOR, shaking rate, time, and oil weathering condition will be recorded as influencing factors and set at different levels. Oil droplet size will be monitored as the response. Biodegradability and toxicity of each candidate bio-dispersant will be examined using standard respirometer and Microtox? toxicity tests (Cai et al., 2017). One representative component will be identified as the marker for identifying the half-life of each bio-dispersant. GC-MS will be used for determining concentrations of the representative component. (Deliverable: New bio-dispersants will be generated, and their effectiveness/ toxicity/biodegradability will be examined.)

Task 1-2 Wave tank examination of bio-dispersants: The wave tank to be used to provide controlled ocean conditions for simulating dispersant efficiency is located in the Bedford Institute of Oceanography
(Dartmouth, NS) with geometric dimensions of 32 m length, 0.6 m width, and 2 m height (Li et al, 2009). It is an outdoor facility and equipped with a wave generator and influent/effluent systems and accessible to the applicant?s team due to the existing research collaborations. Based on the lab tests, the newly developed bio-dispersants will be further examined in the wave tank to determine their DE values. Two different wave conditions (i.e., regular non-breaking waves and plunging breaking waves) will be investigated. A uniform flow rate will be applied in the wave tank with a speed of 60^2 gallons per minute. The performance of bio-dispersants at various temperatures (e.g., around 0 ? during winter and 20 ? during summer) will be examined. Each bio-dispersant will be released onto the oil slick at an optimal dispersant-to-oil ratio that will be obtained in task 3. Water samples will be taken from the tank at four horizontal locations (L=8, 12, 16, 20m downstream from the point of oil application), five depths (5, 20, 40, 60, and 110 cm from the surface) and four points in time (1, 10, 30 and 60 minutes). The DE of each bio-dispersant will be determined by the oil concentration changes in water column [78] and the distribution/size of oil droplets measured using the laser in situ scattering and transmissometry equipped with the tank. Parallel tests will be conducted for commonly used chemical dispersants such as Corexit 9500 and 9527 for comparison with bio-dispersants in terms of performance, fate, toxicity and biodegradation in tasks 1-2 and 1-3. (Deliverable: Bio-dispersant application will be demonstrated through pilot-scale testing.)

Task 1-3 Biodegradation of marine spilled oil after bio-dispersion:
Incubations will be performed at 0 ? (in a walk-in cold chamber hosted by the FEAS at Memorial and accessible for the applicant) and 20 ?, respectively. Primary aerobic biodegradation of oil without bio-dispersant addition will be measured in closed respirometer flasks containing an oxygen generation system over 60 days. Bio-dispersant and oil at 1:20 and 1:15 DOR will be premixed before addition to the experimental chambers for testing primary oil biodegradation. Various oil initial concentrations and nutrient levels (with/without N/P amendment) will be examined. Positive controls for the respirometry contain either sodium benzoate or peptone at 50 ppm. Negative controls for the respirometry experiments contain seawater with no oil or bio-dispersant addition. Oil biodegradation rate will be calculated using the relative concentration of biodegradables to more persistent compounds like hopanes. (Deliverable: Fundamental knowledge on the biodegradation of bio-dispersed oil in cold seawater is advanced.)

Objective #2. Biosurfactant-based nanoemulsion system (Bio-NES) for oil contaminated site (soil) remediation (Drs. Zhang and Chen)

Why Bio-NES?

Soil and groundwater contaminated sites are acquiring growing attention of the public, governments and industries in Atlantic Canada. In 2007-
08, the third operational year of the Federal Contaminated Sites Action Plan (FCSAP), 2269 sites in Canada was targeted for assessment, with 482 sites in Atlantic Canada and 311 in Newfoundland and Labrador
(NL) (FCSAP, 2010). These projects included the cleanup of sites as harbours and ports, military bases, former Distant Early Warning (DEW) line sites, light stations, and abandoned mines. Several sites in the NL domain have been targeted on the list of 57 priority federal contaminated sites funded since 2003 (CSMWG, 2005). For example, the Happy
Valley-Goose Bay located in the central Labrador and served as a military base for air force since the World War II (now operated by Canadian Force Command within the Department of National Defence,
DND), has been contaminated with a significant amount of hazardous wastes. The preliminary assessment process estimates the volume of free products could be among 15-20 million litres and the majority of the pollutants are in the deep underground (AMEC, 2008). These contaminated sites not only pose adverse impact on human health and environmental compatibility, but also lead to financial loss and reinvestment for industries and governments in NL. Federal and provincial governments, as well as associated industries, were obliged to endeavour research effort and provide financial support for site identification, remediation, and long-term monitoring. In 2007-08, $2,246,400 of the available FCSAP assessment funds were spent at 311
NL sites, grouped into 51 projects (FCSAP, 2010). DND takes the initiative of the Goose Bay Remediation Project (GBRP) with an investment of more than $258 million dollars, investigating and managing over 100 potential contaminated areas to generate a comprehensive remediation plan. This GBRP consists of 10 sub-projects with the official remediation work beginning from 2010 and being estimated to last for10 years. Industries have been taken efforts to solve individual problems and/or processes related to site remediation practices in NL during the past years. However, most of the previous efforts were dedicated to one or few existing remediation technologies for the purposes of problem solving and/or consulting. Consequently, the effectiveness of remediation at the contaminated sites is extremely limited, and the remediation is usually long-term and costly. This situation has hindered the efforts to effectively protect environments of this region. Are the environmental companies rejecting new remediation technologies? The answer is absolutely a No. In this industry, a technology considered to be innovative will become ?conventional? in a much shorter time frame than in many other industries as a result of the need and urgency to develop cost. Therefore, it is desired that innovative technologies that can enhance efficiencies of contaminated site remediation be developed.

Reduced mobility and solubility of trapped oil among soil particles in cold regions can significantly decrease the oil removal efficiency of existing remediation technologies (Singh and Niven, 2013).
Biosurfactant enhanced soil flushing is a promising technology to increase oil mobility and solubility, and featured with low toxicity, high efficiency and easy adaptation to cold environments (Yadav et al, 2016). Emerging nanotechnologies are able to tailor the morphology, microstructure, composition, and physical and chemical properties of nanomaterials through a well-controlled manner to promote oil removal (Zhang et al, 2014). The Bio-NES has been reported recently with a higher surface area and lower low interfacial tension than a biosurfactant solution. They are capable of improving oil droplet removal from soils (Paria, 2008). Until now, the generation and application of Bio-NES, especially biosurfactant based self-nanoemulsion system (Bio-SNES)
(Salam and Das, 2013), are still in a preliminary stage with little understanding of their constitution, microstructure, and phase behaviour in various environments (especially coastal conditions), as well as their recovery and reuse for improving economic feasibility (Salam and Das, 2013). When taking rhamnolipid as a promising representative of biosurfactants, research efforts on Bio-NES are urgently needed to contribute to the knowledge and applications in the fields.

Research tasks and anticipated deliverables

Task 2-1 Formation and microstructure characterization of Bio-SNE systems (Bio-SNES): Rhamnolipid-based Bio-SNES will be synthesized through refining a method stated by Bera et al. in 2014 (Bera et al, 2014). The transmittance will be used as an indicator to assess the emulsifying ability of a Bio-SNES using a UV spectrophotometer (Capek, 2004). The system will be defined by rhamnolipid concentration, and the molar ratio of water/ biosurfactant/ co-surfactant. The effects of ionic character of the biosurfactant, chain length, structure and molecular weight, and initial concentration on Bio-SNES synthesis will be examined. The nanostructure of a Bio-SNES will be characterized in terms of dynamic light-scattering (DLS) measurement to obtain the droplet size, polydispersity (PDI), and diffusion coefficients using Zetasizer Nano ZS system. The phase behavior, interfacial composition and thermodynamic properties of a Bio-SNES will be examined using a dilution method
(Salam and Das, 2013). The stability of a Bio-SNES will be monitored by observing its phase separation and droplet size distribution as a function of time. (Deliverable: Innovative and environmental friendly Bio-SNE systems will be generated and comprehensively characterized.)

Task 2-2 Bio-SNE enhanced soil flushing: Behaviours of a Bio-SNES in samples collected from representative NL sites (e.g., sand, tilt, clay, and their mixtures with different ratios) need to be investigated before soil flushing. Sorption/desorption behaviors of a Bio-SNES in uncontaminated soil samples will be evaluated through equilibrium tests for obtaining isotherms (Ming et al, 2015). Biodegradation of Bio-SNE will be investigated at various temperatures on an orbital shaker using soil-sample contained mineral salts medium (Salam and Das, 2013). The concentration of Bio-SNES components (i.e., biosurfactant, co-surfactant and oil) in the liquid phase will be examined using HPLC-MS. The Bio-
SNES will then be used to form the flushing solution for oil removal.
The Bio-SNES enhanced flushing will be tracked in a batch-scale reactor (Zhu et al, 2016). The oil concentration in fluids after flushing with and without the Bio-SNES will be examined by a GC-Flame Ionization
Detector (GC-FID). The droplet size of a Bio-SNES before and after flushing will be examined by a Zetasizer Nano ZS. Transmission electron microscopy (TEM) will be used to characterize and visualize the structural changes of a Bio-SNES caused by variations in their composition. Rhamnolipid concentrations in flushing the solution will be quantified by HPLC-MS. The enhanced oil removal rate will be correlated with the sorption behaviour of a Bio-SNES. In addition, the effects of a Bio-SNES on indigenous microbes will be evaluated. The oxygen uptake rate (OUR) will be acquired to monitor the performance of bacteria using INT-dehydrogenase activity (INT-DHA) tests (Zhang et al, 2008) before and after flushing. Shifts in microbial community structure before and after flushing will be monitored using phospholipid fatty acids (PLFA) tests. (Deliverable: The Bio-SNES aided oil removal through soil flushing will be tested for the first time. The understanding regarding behaviors of the Bio-SNES will be advanced.)

Objective #3. Biosurfactant-based turbulent flow drag reduction in long distance pipelines (Duan)

Why Biosurfactant-based turbulent flow drag reduction?

Long distance transportation of fluids through pipelines requires significant amount of pumping power due to the inherent flow resistance
(drag). This is particularly true for oil production and transportation lines in which the hydrocarbons are often highly viscous and therefore causing more flow drag. Flow friction also causes risk to the integrity of the pipelines and flow equipment. Engineers in the oil and gas industry have been trying to develop flow drag reduction technologies for long distance pipelines. One of such technologies is to add a small amount of chemical additives such as long-chain polymers and surfactants so as to modify the turbulence structure in the flow and reduce flow resistance. These additives are referred to as drag-reducing agents (DRAs). Despite obvious energy saving benefits, existing DRAs have shown typical limitations related to degradation and environmental concerns (Wang et al, 2011). The development of environment friendly bio-surfactants such as rhamnolipid provides exiting opportunities to overcome these issues.
Yet there is very limited understanding of fluids properties and drag reduction performance of rhamnolipid.

The flow drag reduction effect of chemical additives was first discovered by Tomas (1948). One of the early and most famous applications was on the oil and gas pipelines in Alaska (Burger et al, 1982) where adding several ppm of DRA polymers led to an additional 1300 m3/hr oil transportation. Nowadays it?s a common practice for oil and gas transport pipelines to use DRAs. Despite these applications, the literature still lacks an agreement on the exact mechanism of drag reduction with DRAs. One hypothesis is that flow drag reduction is related to the DRAs? effects on the energy dissipation in the turbulent boundary layer, particularly that between the different scales of vertex structure. Recent research work from Memorial University indicates that both viscosity and elasticity properties of the fluids with DRAs play important roles in drag reduction and an upper limit of drag reduction can be predicted
(Zhang et al, 2017).

Among the different DRAs, surfactants are preferable than polymers due to their ability to quickly recover after breakup by high shear. Early research works on some environment-friendly DRAs including bio-based ones (Harwigsson and Hellsten, 1996 and Gasljevic et al, 2008) indicate that higher concentrations may be needed for these DRAs than traditional polymer DRAs to have the same drag reduction level. Drag reduction performance of surfactants is affected by flow parameters (e.g., Reynolds number) and properties of the surfactants. For example, a study indicates that surfactants with larger head groups have a better drag reduction effectiveness (Wei et al, 2012). Another study (Zhang and Zakin, 2005) showed that for a surfactant in a given fluid, there is an optimal temperature range for maximum flow drag reduction. All these findings suggest that detailed characterization and flow drag reduction tests are necessary to verify drag reduction performance of rhamnolipid.

Research tasks and anticipated deliverables

This research project aims to investigate flow drag reduction with rhamnolipid in pipelines. Turbulent flow dominates most oil and gas transport systems; therefore, this research will focus on drag reduction in turbulent flows. The target problems include oil, water and oil-water two phase flows that are common in both on-land and offshore oil transportation systems. Experimental and analytical studies will be carried out with the schematic diagram of flow loop indicated in Figure
1.

Task 3-1 Characterization of viscosity and elasticity properties of fluids (oil/water) with rhamnolipid: For fluid property characterization, A MCR301 rheometer (Physica, Anton Paar Ltd, United Kingdom) will be used to measure both viscosity and elasticity properties. Different surfactant-liquid combinations at various surfactant concentration levels will be measured. This work will generate important dataset of rhamnolipid as applied to engineering liquid flows. The team has recently developed semi-analytical model and correlations (Zhang X. et al, 2016 and Zhang et al, 2017) to predict drag reduction performance of DRAs in pipelines by using fluid viscoelastic properties measured in the rheometer. The predicted results can then be used to select/design rhamnolipid with optimal drag reduction potentials.

Task 3-2 Testing of flow drag reduction with rhamnolipid and developing models or correlations for prediction and future operation of pipelines: A flow loop will be used to do verification tests of drag reduction performance of rhamnolipid. Our flow loop is particularly designed for pipeline flow drag reduction research, with advanced flow diagnostic equipment including Laser Doppler
Velocimetry (LDV), Particle Imaging Velocimetry (PIV), and high-speed infrared thermometry. Fig. 1 shows a schematic diagram of the flow loop in our laboratory. With the oil and water tanks and separate flow lines, the setup allows single or two-phase flow drag reduction experiments. A special diaphragm pump is used to inject concentrated
DRA solution into the main pipeline. Pressure drop is measured in a 2-m test section by a high-precision differential pressure sensor. The measured pressure drop will be used to calculate for flow drag reduction. The measured results will verify the effectiveness of rhamnolipid. Systematic tests and analysis will be done to find optimal design properties of the materials.


Fig. 1 Schematic diagram of flow loop

Deliverables: With advantageous chemical properties of rhamnolipid, we expect that its rheological properties will be different from known DRAs. In addition to their ability to endure high shear stress therefore less degradation than polymer DRAs, new characteristics of rhamnolipid may render more effective drag reduction in oil/water pipelines. Lower flow drag means less pressure drop in the flow system. This is important to reduce pumping energy consumption to transport the same flow rate or increase flow capacity with the same flow equipment. Energy saving is particularly important for offshore production since the available power is often limited. Reduction in flow friction also means less erosion of fittings and flow equipment and help to reduce maintenance cost and improve service time of the flow system. If successful, the outcome of this project will enable the application of rhamnolipid in the oil and gas transportation industry. The additional environmental benefits will make the products competitive in the big DRA market.

3. BENEFITS TO CANADA, ATLANTIC CANADA AND
NEWFOUNDLAND

Oil pollution and accidental oil spills can pose a serious threat to coastal ecosystems and communities and lead to enormous economic, social, and environmental costs. Canada has the longest coastline in the world and lies in the northern part of North America where harsh ocean environments prevail. The increased developmental activity of offshore oil and gas and shipping industries in the North have raised significant concerns about the environmental impacts of accidental oil leakage/spill problems. Meanwhile, near shore petroleum refineries, transportation, storage and utilization activities increase the risks of coastal oil pollution as well. Urgent calls have been made around the world for more research and development to meet the more stringent requirements of these operations. The proposed project would bring short- and long-term benefits, and direct/indirect social, economic, and environmental benefits to Canada, especially Atlantic Canada including Newfoundland.

The project will provide cost-effective and environmental friendly bio-products with large potential market values related to post-oil spill management and remediation of oil-contaminated soils. The global post-oil spill management market generated revenue of over USD $14 billion in 2010 and had a net worth of USD $1.77 billion in 2014. North
America was the largest regional market, accounting for 40% of global demand in 2014. The global soil treatment market is estimated to grow by 8.6% to reach a market value of USD $38 billion by 2020, from an estimated market value of USD $25 billion in 2015. The bio-product market is also huge and expected to grow rapidly. The value of the proposed research to industries and governments in Atlantic Canada is beyond just economic. It will also establish the region as one of the leading areas in coastal and marine oil pollution research and support the sustainable development of natural resources. More importantly, it will help to provide 6.5 million Canadians who live near marine coastal area with a safer coastal environment.

Flow drag reduction technology based on bio-surfactants proposed in this research project has important industry relevance and potential economic benefits. Pipelines provide a reliable and safe way to transport liquids, such as water, oil and natural gas. The more than 825,000 kilometers of pipelines across Canada (source: CAPP) play a critical role in the Canadian economy, particularly for the country?s energy development. Discovery and development of oil and gas resources off the coast of Newfoundland provides enormous opportunities for the province and Canada. The produced oil and gas need to be transported to surface.
Subsea flowlines become longer and more complicated with offshore oil and gas development moves to deeper seas. Either on-land or offshore, long distance transportation of viscous fluids through pipelines requires significant amount of pumping power due to the inherent flow resistance
(drag). Reducing this flow drag helps lower pumping power requirement or increase transportation capacity, and in the meantime improve integrity of the flow equipment. Energy saving is particularly important for offshore production since the available power is often limited. Existing drag reducing agents (DRAs) often provide 10% or better drag reduction. The bio-surfactants investigated in this research, either working alone or combined with existing DRAs have potential advantages of enduring high shear stress therefore better drag reduction and less degradation in long distance turbulent flows. With increasing energy development, Canada?s pipeline infrastructure very likely will be expanded. The environment friendly nature of these surfactants means broader applications. If successful, these new drags reducing agents could find applications in piping systems for district heating and cooling, petroleum refinery, and power generation systems.

The proposed project will also help to promote technology transfer to benefit industry, government and the public. The end user groups of the research results include, but not limited to, a) government agencies (e.g., Environment and Climate Change Canada, Fisheries and Oceans Canada, Transport Canada, and provincial governments in Atlantic Canada), who regulate the industry and protect coastal environments from oil pollution;
b) petroleum, shipping and environmental industries (e.g., Suncor and Stantec), who wish to prevent and remedy oil pollution, as well as to facilitate oil transportation; and c) community groups (e.g., indigenous peoples and communities in Atlantic Canada and beyond). New technologies and findings generated from the proposed research will be transferred and disseminated to end users and stakeholders in the field in an effective and timely manner. Examples include meetings and workshops; publications; patent disclosures; speeches/lectures and presentations, and collaboration with end-users for future research applications and commercialization.

4. Faculty of Memorial University

Dr. Baiyu ?Helen? Zhang is Canada Research Chair (Tier II) and
Associate Professor in Department of Civil (Environmental) Engineering at Memorial University. Her research mainly focuses on the development of environmental biotechnologies for pollution control and waste management in marine and coastal environments. Her research expertise and interests lie in the areas of marine oil spill response, coastal/inland site remediation, marine oily wastewater treatment, reservoir souring control, fishery/municipal solid waste composting, and environmental monitoring and analysis. She has led or participated in over 20 research grants / contracts (12 as PI) since joining Memorial University in 2010. These include research funds with a total amount of more than $3 million dollars from diverse sources including federal and provincial agencies, such as Natural Sciences and Engineering Research Council of Canada (NSERC), Canada Foundation for Innovation (CFI), and the Research & Development Corp. (RDC) of Newfoundland and Labrador (NL);
industry sponsors, such as Petroleum Research NL (PRNL), Suncor
Energy, and Altius Resources Inc., and; other international organizations such as United Nations Development Programme (UNDP). She has produced more than 180 technical publications. Her research contributions have been widely recognized in newsletters and magazines such as Canadian Reclamation, Research Matters, Context Magazine
(Canadian Association of Petroleum Producers), Genome Atlantic e-
Bulletin, Natural Resources Magazine, and Gazette Magazine. She serves the Executive Committee of Canadian Society for Civil
Engineering (CSCE) NL Section, as Senior Expert of UNDP, and the
Atlantic Region Director of Canadian Association on Water Quality
(CAWQ). Dr. Zhang has over 15yr experience dealing with biosurfactants and working with industries. Dr. Zhang will be the PI of this proposed research.

Dr. Bing Chen is a Professor of Department of Civil (Environmental) Engineering and founding Director of the CFI-funded Northern Region Persistent Organic Pollution Control (NRPOP) Lab at Memorial
University of Newfoundland. He is also the Executive Director of the pan-Canadian/global Network on Persistent, Emerging and Organic pollution in the Environment (PEOPLE). He has been recognized as a leading researcher worldwide in environmental engineering, particularly in oil spill response and cleanup in harsh environments, advanced wastewater treatment and reuse, and persistent and emerging pollution control. His research strength mainly lies in the innovative integration of traditional environmental engineering with nano-/bio-technologies as well as coupling of modeling methods for decision making. He has led and participated in over 40 research projects and contracts, leading to 300+ publications including 100+ refereed journal papers plus several patents. He has been inducted to the Royal Society of Canada (RSC)
College and Global Young Academy (GYA), and has received many other prestigious awards e.g., Terra Nova Young Innovator Award, CFI
Leaders Opportunity Fund Awards, and FEAS Research Excellence
Awards. He serves as UNDP senior expert, Canada?s Ocean Protection
Plan Multi-partner Research Initiative Advisory Committee member,
NSERC DG and RTI Evaluation Group member/alternative chair, RSC
Expert Panel on oil spills, Editorial Member/Assoc. Editor of 5 journals, and adjunct professors in 6 institutions. Dr. Chen will be the co-PI of this proposed research.

Dr. Xili Duan is an Assistant Professor in Mechanical Engineering at Memorial University of Newfoundland. He received his Ph.D. degree in mechanical engineering from the University of Manitoba (2009) in Winnipeg, Canada. He also holds a B.Eng. degree in thermal energy and power engineering (1999) and M.Sc. degree in chemical process machinery (2002), both from the China University of Petroleum in Shandong. Before joining Memorial, Dr. Duan worked with Siemens
Energy as a Gas Turbine Combustion Testing and Design Engineer in
Ottawa, Canada. Before that he was an NSERC postdoctoral fellow at the Massachusetts Institute of Technology (MIT), where he conducted research on boiling heat transfer and two-phase flow for nuclear power development. Dr. Duan?s current research interests include phase change heat transfer, multiphase flow drag reduction and separation, and developing metallic surfaces with special wettability for offshore energy applications. He has published 1 book, 1 book chapter and over 50 journal and conference papers. Dr. Duan has supervised over 15 Master and PhD students and led several major research programs funded by NSERC, PRNL, and RDC. Dr. Duan is a registered Professional
Engineer in Canada and a member of the American Society of Mechanical Engineers (ASME). Dr. Duan will be the co-PI of this proposed research.

The Company?s scientific team has the unique capacity to formulate and deliver customized rhamnolipid-based formulation. As well, it has an extensive library of bacterial strains and manufacturing experience is essential in providing customers with the unique products that are most appropriate for multiple applications. The Company would work with Memorial team to assure that the formulations meet the needs in terms of purity, concentration, mono-/di-ratios, stabilization, and packaging.


 Environmental Cleanup - Government of
Kazakhstan

Summary

In January 2018, Company representatives traveled to Washington, D.C.
to meet with the Government of Kazakhstan, who were making strategic meetings at the White House. As of the date of this Offering Circular, a Rhamnolipid feasibility study is projected to commence in the third quarter of 2018.

There is a concerted movement afoot to save not only the environment from a path of catastrophic consequences but also the need to be mindful of the impact of harmful chemicals on the health and well-being of the citizens of the world. Since the dawn of the industrial revolution, there has been a global impact of petroleum and chemical-based products on all aspects of our planet. Today, one could argue that it is our industries moral responsibility to ensure that each generation has an obligation to conserve the planet for future generations. Lobbyists for years have been demanding that more focus be placed on a quantum shift from synthetic toxic applications (produced from petroleum oil) to natural products. Slowly, the Biosurfactant market is emerging as a ?game-changer? and is starting to replace those oil-based toxic surfactants with cost effective, environmentally friendly, non-toxic, ?green,? non-carcinogenic surfactants. This overview will be focused on meeting the goals of the Kazakhstan government, industry and citizens.

Geopolitical Perspective

Geopolitically speaking, this proposal could allow and enhance Kazakhstan?s international status as a global leader in agricultural reform, environmental stewardship leading to a greener healthier planet. Kazakhstan will be one of the first countries to utilize the future in surfactants. The message, as it will be made to the world, is that Kazakhstan seeks the best for its people and is on the cutting edge of technology advancements.

Mission

The mission of The Company is to utilize a proven and widely published Biosurfactant technology that will reduce damage to the environment and concurrently improve the health and well-being of the citizens of Kazakhstan.

Vision

The Company? vision is to work directly with the Kazakhstan government, universities and industry specialists, in our combined effort to reduce environmental damage, introduce a new green agricultural dimension, as well as addressing the other needs of Kazakhstan, including, but not limited to, soil remediation, while pursuing a greener future.

Introduction

The aim of this proposal is to present information on The Company, its management team and our strategic objectives, with the intent of obtaining Kazakhstan government?s support to commence Phase 1 of the project.

Situation

Kazakhstan is one of the world?s great economic growth and modernization stories. Since achieving independence, Kazakhstan has witnessed sustained economic growth, and a strong national identity. The pinnacle of Kazakhstan?s growth reflects its natural resource wealth.
Most notably, President Nursultan Nazarbayev?s Strategy 2050 is allowing the country to become a strategic global leader in new and innovative growth.
According to the World Bank?s ?Agricultural Risks Study on Kazakhstan 2015,? the study found that agricultural production in Kazakhstan varies by about 27 percent from one year to the next, mainly due to fluctuations in weather. Rising temperatures associated with climate change are projected to amplify this annual variability, with increasing vulnerability to drought, pests and diseases, particularly in the case of wheat - Kazakhstan's leading crop. In the northern steppe and forest steppe, where crop production is generally rain fed, grain production is affected by drought two out of every five years, on average.
The study examined how risk affects the agriculture sector and identifies instruments to manage these risks in order to minimize losses. The analysis highlights not only the agriculture sector?s vulnerability to drought, particularly for crop production, but also the extent to which exposure to risk has been accentuated by the sector?s growing reliance on wheat production and exports.

One can conclude that alternate strategies for pesticide application are needed for the control of agriculturally important pests including pathogens such as Fire Blight, weed, and insects. Alarming results from the growing incidence of pesticide resistance has prompted global efforts directed toward the search for alternate pest control strategies.

Additionally, Kazakhstan is dealing with serious environmental issues, such as radiation from nuclear testing sites, the shrinking of the Aral Sea, and desertification of former agricultural land. Most of Kazakhstan?s water supply has been polluted by industrial and agricultural runoff and, in some places, radioactivity. The Aral Sea, which is shared with Uzbekistan, has shrunk to three separate bodies of water because of water drawdowns in its tributary rivers. A Soviet-era biological weapons site is a threat because it is located on a former island in the Aral Sea that is now connected with the mainland. Some new environmental regulation of the oil industry began in 2003, but new oil operations on Kazakhstan?s Caspian coast add to that sea?s already grave pollution.

Information on contaminated mines in Kazakhstan can be discussed after a non-disclosure has been signed.

Agriculture

Rhamnolipid can be used as an adjunct of alternate strategies in the order to reduce or replace pesticides. Due to the anionic nature of rhamnolipid, it is able to remove toxic metals from agriculture land and ions, such as, lanthanium, cadmium, copper, lead and zinc because of its complexation ability. Rhamnolipid can facilitate direct absorption of nutrients and fertilizers through roots. The Rhamnolipid molecule is so small that it acts as its own delivery system. It has demonstrated inhibition of zoosphore forming plant pathogens that have acquired resistance to pesticides. There are hundreds of periodicals on the subject of Rhamnolipid and its molecular structure whereas the attraction of metal to rhamnolipid is greater than that of soil and other elements. For further information, please use google to search for ?Rhamnolipid soil washing? metals etc. and you will find many publications and research on the subject.

Soil and Water Remediation

Rhamnolipid applications, RhamnoWash?, are registered with the EPA, the United States Food and Drug Administration (?USFDA?), and the Florida Environmental Protection Agency (?FLEPA?). The application of rhamnolipid has validated many third-party publications which showcases how unique the rhamnolipid molecule is. With the correct knowledge, our rhamnolipid has shown to be a replacement for synthetic chemicals that cause a toxic environment. Some successful applications we have worked with include: Removal of hydro-carbons with RhamnoWash?, soil washing to remove oil, metal sequestering in soil washing- rhamnolipid produces a stronger bind with metals than soil does.

Water pollution is the leading worldwide cause of diseases in living organisms. There are many applications that separate metals from the contaminated water. In our opinion, Rhamnolipids work the best by not leaving any residual impact on the environment. The mode of action is the metal binding to the cell surface of the Rhamnolipid whereas, the heavy metals such as uranium, copper, lead, nickel, cadmium, zinc metal ions bond with the rhamnolipid and are pulled from the soil.

The Company Competitive Advantage

Through extensive research, evaluation and testing, we have developed the most efficient and cost-effective manufacturing processes for providing rhamnolipid on a commercial scale. Our manufacturing trade secrets can rapidly scale up to meet the demands of the largest orders. We have the unique capacity to formulate and deliver customized rhamnolipid-based formulations due to our producer strains. Our extensive library of bacterial strains and manufacturing experience is essential in providing our customers with the unique products that are most appropriate for their application. We work with all our customers to assure that the formulations meet their needs in terms of purity, concentration, mono/di ratios, stabilization, and packaging.


Rhamnolipid Biosurfactant Applications
Rhamnolipid has widespread applications and its utility across several diverse industries (i.e. pharmaceutical, cosmetics, food, environmental clean-up, agriculture, water treatment, oil and heavy petroleum recovery (enhanced oil recovery), soil washing) is being recognized.
Although rhamnolipid has been studied for more than sixty years, interest in rhamnolipid has increased since the 1990?s as the search for more ecological responsible products intensified. Concurrently, researchers have made great progress in the successful replacement of petroleum-based products with biosurfactants.
Recently, its utility as a biological pesticide has been uncovered. Traditional synthetic pesticides have a long history of being extremely toxic, persistent, non-specific and harmful to the environment while leaving a negative carbon imprint on the environment. Major pollution and ecological problems have been associated with the production and use of pesticides. Metabolic products and degradation residuals have proven to be long-term environmental pollutants, especially when the compounds contained toxic metals, chlorine, and fluorine. Most of these have been banned or are limited to very restrictive use.
In contrast, rhamnolipid is naturally occurring compounds found in soils, water, oil spills, and on plants. It is produced and purified using natural ?green? technology. Although it is stable over a wide range of temperatures and pressures, it is naturally biodegradable. Rhamnolipid contain only the common elements of carbon, hydrogen, and oxygen. During biodegradation, rhamnolipid is broken down into rhamnose sugars and common fatty acids that are easily metabolized. Its potential as a natural ?green? biological pesticide to replace the use of chemical pesticides is far reaching.

Functional Outcomes

?	Green Natural Product to Fight Plant Diseases
?	To combat fungus-like organisms that cause some of the most
economically damaging plant diseases in the world.
?	The organisms, known as zoophoric plant pathogens, cause diseases that include root rots of citrus and pepper, downy mildew of pumpkin, cucumber, grape and pepper, and the late blight of potato, the disease associated with the 19th century Irish potato famine.
?	Rhamnolipid could vanquish zoosphoric plant pathogens by exploding the zoosphore, the mobile, infectious part of the pathogen.
?	Rhamnolipid has the potential to not only increase the solubility of micronutrients but also to retain them in forms that are readily available to plant roots.
?	Green technology for oil and gas applications, as well as soil and water remediation capabilities.

Phases of Operations

Phase I

*	Approval of preliminary Concept of Operations
*	The Company? Head of Delegation (?HOD?) develops further our recommended operational plan with senior Kazakhstan representatives
*	Concurrently, The Company team completes its plan for deployment to
Kazakhstan
*	Overall Feasibility Study Overview is prepared and approved by the
Kazakhstan government.

Phase II

*	HOD and team depart for field studies in conjunction with Kazakhstan subject matter experts
*	Feasibility Study is conducted in Kazakhstan
*	Feasibility Study to be finalized prior to departure from Kazakhstan
*	An analysis is prepared to study the practicability of building a biosurfactant facility in Kazakhstan.

Phase III

*	Remediation phase begins.
*	Establish potential licensing agreement between Kazakhstan and The
Company.

Logistics and Costs of Phase I

Phase I requires the Company scientific team, led by Richard Pucci, to travel to Kazakhstan to work with the Kazakhstan university and its team of researchers and scientists. The work performed will be proof of concept in the following three applications: agriculture, soil remediation in regards to mining, and water remediation. The projected activities are as follows:

*	Two agronomists (internationally recognized, as disclosed later in this document) under contract with the Company, led by Richard Pucci
(project manager), prepare a Pre-Deployment outline for the Kazakhstan university to prepare for the research to be performed in Kazakhstan.
*	The three representatives of the Company go to Kazakhstan for a period of approximately two to three weeks, which should provide
approximately ten to fifteen days of joint research with the ultimate goal of achieving proof of concept with rhamnolipid in regards to issues, as discussed in prior meetings, that Kazakhstan needs addressed.
*	Upon proof of concept, the authorized representatives of Kazakhstan shall validate proof of concept and then immediately enter into a mutually agreed upon contract between the applicable regulatory agency and/or private party(ies), and the Company. The goal is to provide proof of concept, which should facilitate an automatic contract between the parties to provide the necessary services to Kazakhstan, as needed.

The project manager and the two agronomists, and their respective bios are as follows:

Colonel (Ret?d) Richard Pucci, OMM ? Project Manager
?	Retired from the Canadian Armed Forces and the Royal Medical Service at the rank of Colonel while serving as the Deputy Commander Canadian
Forces Health Services at National Defence Headquarters in Ottawa.
Also served as Chief of Staff.  Served in an extraordinary variety of command and strategic level staff positions in Canada, the United
Kingdom, United States, and operational tours where he honed his leadership proficiency in the Profession of Arms.
?	As Deputy Commander, oversaw a team of approximately 6,400 active members, 2,400 reserve personnel, and 500 contractors.  On a daily basis, responsible for over-watch via the chain of command of 43 units and 82 detachments, including clinics, mobile medical units, one field hospital, two schools, one research establishment, and one medical equipment depot.
?	Direct involvement in supporting 15 international missions, ranging from
Afghanistan, Haiti, Libya, Vancouver Olympics, and most notably,
Canada?s response to the Ebola outbreak in Sierra Leon humanitarian missions such as disaster relief and Iraq.
?	As Chief of Staff of the Health Services Group, had overall responsibility for the financial and business planning cycle of $462 million, as well as an infrastructure budget of $600 million.
?	Decisions had direct impact on how healthcare would be provided to the
Canadian Armed Forces and the overall efficiency of the health services organization.
?	Served as the program manager for the Canadian Forces Health
Information System which is the first pan-Canadian health information record which had far reaching capability to Afghanistan as well as all naval operations around the globe.
?	Was the project director for the Montfort Hospital (military wing) which was a $200 million crown project.
?	Graduate of the Royal Military College with a Master of Strategic
Studies in assessing the impact of biological weapons on a deployed force, the Canadian Land Forces Command and Staff College and
Canadian Forces College in Toronto.
?	Master of organizational design, transnational leadership and targeted strategic communication.
?	Acknowledged as a master Practitioner of change management and also a fundamental instrument of leading institutional change at all levels in the
Health Services.
?	Prior to joining the Canadian Armed Forces, received a degree in
Microbiology from the University of Alberta.  His thesis was ground breaking work at the time when he worked on the utilization of soil dwelling anaerobic/aerobic bacteria for the purpose of the degradation of crude oil in a terrestrial environment.
?	Thereafter, employed at the University of British Columbia Vancouver where he did research in the field of bio geochemistry focusing on using bacterial to reclaim precious metals from mining sites trailing ponds.
?	Then studied at the Department of Geology the University of British
Columbia, Vancouver, where he obtained his major in Geology.  He went on to work as a field geologist in the high Artic for Echo Bay
Mines and Trig Woolet Consulting.
?	Colonel Pucci was invested into the Order of Military Merit (OMM) in
2010.

Conrad Bernier - Agronomist
?	From 1988 to 1997, served as administrator of Department of
Agriculture for the Province of Quebec.
?	Managed to change the laws to crop insurance and income stabilization so as to lower insurance costs for producers and governments.
?	Earned a Bachelor of Agricultural Sciences with an animal sciences option, which supplements with a mastery in animal genetics.
?	More than 40 years? experience in agriculture.
?	Served as Vice President and General Deputy Director, responsible for crop and stabilization insurance (ASRA), Director of the Service for the Department of Agriculture. He was President from 2005.
?	President of the Board and is the First Vice-President of the World
Association of Agronomists (AMIA). He is Chairman of the Board of the Partnership.

Dr. Lucien M. Bordeleau - Agronomist
?	Undergraduate degree in Agronomy (1965) Master of Bacteriology
(1967) from Laval University, Quebec City, Canada; Doctorate in environmental microbiology from Rutgers University, New Jersey, USA
(1971).
?	Member of the Canadian College of Microbiologists (1978).
?	Successive research scientist, research director, research coordinator, and advisor in various R&D projects in partnership (Government-university-
industry) for national and international organizations including
Agriculture and Agri-Food Canada, Environment Canada, United
Nations (UNESCO), OECD, FAO, National Academy of Sciences of
USA and various Canadian and American universities (1972-1996).
?	Expertise in the areas of biodegradation, biotransformations, fermentation, composting, soil-plant-microbe relationships, biocontrol against plant diseases and preservation and bioremediation.
?	Principal of Biolistik Lt,e, an agro-environment firm specializing in the safe use of microorganisms in soil systems / plants / water in sustainable production and restoration, as well as in the protection of soil-water-air resources and the efficiency of wastewater treatment systems.
?	Currently Senior Advisor for Northland Power (Toronto).
The Company representatives expect to travel to Kazakhstan in the second quarter of 2018.

Summary of project

The Company is proposing an enhancement of strategic partnerships for agriculture, oil and gas, mining, soil and water remediation, and establishment of a biosurfactant facility via a licensing agreement. The Company, through the proposed licensing agreement and/or a joint venture, with the applicable compensation for the exclusive rights in Kazakhstan, with royalties, desires to forge a strategic partnership for the benefit of Kazakhstan and the continued growth of Rhamnolipid worldwide. The team behind The Company, which will be part of the support team working in conjunction with the Kazakhstan scientific professionals, are specialists in the respective areas from the United States, Canada, and Brazil. The resulting international research and usage of Rhamnolipid will bring a positive impact and attention to Kazakhstan and its people.

Colonel Pucci will be in charge of the Memorial University venture as well as the Kazakhstan venture.





Risk Factors
Risk Factors Related to the Company
			?  We have sold very little product so far working with
universities.
			?  We have a history of operating losses, and expect to
incur significant additional operating losses.
			?  We may need to secure additional financing.
			?  Any valuation at this stage is difficult to assess.
			?  Any inability to attract and retain additional personnel
could affect our ability to successfully grow our business.
			?  Loss of employees or contractors could affect our
ability to successfully grow our business.
			?  We may need to implement additional finance and
accounting systems, procedures and controls as we grow our business and organization and to satisfy new reporting publicly trading requirements.

	? Financials have not been audited and we may be issued a ?going concern.?
                          			?  We
have not conducted an evaluation of the effectiveness of our internal control over financial reporting and will not be required to do so until we are a public company. If we are unable to implement and maintain effective internal control over financial reporting investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock may be negatively affected.

	?  Conflicts of interest may occur.
                          			?  Our
stock price may be volatile.
                          			?  We
have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our Common Stock.

	? There is currently no trading market for our Common Stock and we cannot ensure that one will ever develop or be sustained.
                          			?  You
will experience future dilution as a result of future equity offerings.
                          			?  We
may be unable to protect our proprietary technology or keep up with that of our competitors.

	?  Implications of Being an Emerging Growth Company
As an emerging growth company, we intend to take advantage of all of reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods.
                          	Risk Factors Related to
Manufacturing

	? Ramping up production always encounters unforeseen challenges. These challenges may either delay our products being sold and could materially and adversely affect the execution of our business plan and investment in the company.
                          			?  The
loss of personal. Our loss of personal could adversely affect an investment in our company.

	? Initially, we will depend on third parties to provide production equipment and other components to build a manufacturing facility. Therefore, we may encounter delays that will adversely affect the execution of our business plan and investment in the company.

	? Power outages, limited availability of electrical resources, and increased energy costs could adversely affect our business.
                          			?  We
may encounter challenges that may in the execution of our business plan either be delayed, adversely impacted and cause delays, deter new investment or even cause bankruptcy.

	? Currently, the market for Biosurfactants is developing and some providers are having a negative effect on the public opinion of the market by selling products that are toxic when claiming to be biosurfactants. This public opinion that is set forth may be hard to overcome.
                          			?   The
temporary or permanent flood of toxic products claiming to be biosurfactants from other providers could adversely impact further investments in us or credibility of products.

	? Intellectual property rights claims may adversely affect our business.
                          			?  Our
inability to bring the price of Biosurfactants down to compete with surfactants on the market poses a challenge to execution of our business plan.

	? Security threats to us could result in a loss of proprietary data, or damage to our reputation and our brand, each of which could adversely affect an investment in us and the execution of our business plan.

	? Producer strains are very important in mass biosurfactant production and keeping those strains secure is a top priority. There is a chance that those strains may be stolen or reproduced which may lead to increased competition.
                          			?  Our
Producer Strains may be subject to loss, damage, theft, and may have to be relived which may cause delays in executing our business plan.
                          			?  A
loss of confidence in our security system, or a breach of our security system, may adversely affect us and the value of an investment in us.
                          			?  The
limited rights of legal recourse against us, and our lack of insurance protection expose us and our shareholders to the risk of theft of our strains may cause unforeseen negative effects on our Company

	? Political or economic crises may affect all aspects of our Company and adversely affect an investment in us and /or the inability to execute our business plan.
                          			?  The
sale of our stock to pay expenses at a time of low volume and low price could adversely affect an investment in us.

                          	Risk Factors Related to
Competition and the Surfactant Business
                          			?  The
further development and the low cost of surfactants and the companies that we compete with, are subject to a variety of factors that are difficult to evaluate. The future of our business model will depend on how and to what extent Biosurfactants replace surfactants that our currently being used in various applications.
                          			?  We
face significant competition from other chemical companies, which we expect will continue, and as a result we may not be able to compete or improve our operating results.

	? Service disruptions or failures of our or our vendors may damage our reputation or have a negative impact on our results of operations.
                          			?  Our
business may suffer if we cannot protect our intellectual property.
                          			?  We
face significant competition. Many of our competitors and potential competitors have larger customer bases, more established brand recognition and greater financial, marketing, technological, and personnel resources than we do, which could put us at a competitive disadvantage. Additionally, some of our competitors and potential competitors are better capitalized than we are and able to obtain capital more easily, which could put us at a competitive disadvantage.

	? Failure to maintain our reputation for trustworthiness may harm our business.
                          			?  We
will rely heavily on joint ventures from corporation and governmental entities. If these relationships become strained for any reason, they could have an adverse impact on our business.
?
                      Other Risk Factors
                          The SEC requires the company
to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments. Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

                          We could be subject to risks
caused by misappropriation, misuse, leakage, falsification or intentional or accidental release or loss of information maintained in the information systems and networks of our company and our vendors, including personal information of our employees and customers, and company and vendor confidential data. In addition, outside parties may attempt to penetrate our systems or those of our vendors or fraudulently induce our employees or customers or employees of our vendors to disclose sensitive information in order to gain access to our data, or to take control of our sites in order to publish false information or otherwise mislead our users. Like other companies, we have on occasion experienced, and will continue to experience, threats to our data and systems, including malicious codes and viruses, and other cyber-attacks. The number and complexity of these threats continue to increase over time. If a material breach of our security or that of our vendors occurs, the market perception of the effectiveness of our security measures could be harmed, we could lose customers, audience and advertisers and our reputation, brands and credibility could be damaged. We could be required to expend significant amounts of money and other resources to repair or replace information systems or networks. In addition, we could be subject to regulatory actions and claims made by consumers and groups in private litigation involving privacy issues related to consumer data collection and use practices and other data privacy laws and regulations, including claims for misuse or inappropriate disclosure of data, as well as unfair or deceptive practices. Although we develop and maintain systems and controls designed to prevent these events from occurring, and we have a process to identify and mitigate threats, the development and maintenance of these systems, controls and processes is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Moreover, despite our efforts, the possibility of these events occurring cannot be eliminated entirely. Because we distribute most of our content digitally, outsource more of our information systems to vendors, engage in more electronic transactions with consumers and rely more on cloud-based information systems, the related security risks will increase, and we will need to expend additional resources to protect our technology and information systems. Additionally, a growing portion of our subscription revenues, is dependent on the continuous service model and our ability to automatically renew customers (with proper notifications and authorizations) using credit or debit cards that customers provide at the time of purchase. Significant credit card breaches at major retailers have resulted in a number of banks re-issuing credit cards. This may create a break in our relationship with customers whose cards are reissued and results in lost renewal revenue. A continuation or increase in such breaches and resulting re-issuances could adversely impact our business, financial condition and results of operations.

                          We are also subject to payment
card association rules and obligations under our contracts with payment card processors. Under these rules and obligations, if information is compromised, we could be liable to payment card issuers for the cost of associated expenses and penalties. In addition, if we fail to follow payment card industry security standards, even if no customer information is compromised, we could incur significant fines or experience a significant increase in payment card transaction costs. Furthermore, if we fail to comply with the chargeback policies established by a payment card processor, it could result in us incurring significant fines or even the termination of our contract with that payment card processor.

                     DILUTION

                        You will experience future
dilution as a result of future equity offerings.
                          We may in the future offer
additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock.
Although no assurances can be given that we will consummate a financing, in the event we do, or in the event we sell shares of Common Stock or other securities convertible into shares of our Common Stock in the future, additional and substantial dilution will occur. In addition, current investors or investors purchasing shares or other securities in the future could have rights superior to investors in this offering. Subsequent offerings at a lower price (a ?down round?) or securities convertible into or exchangeable for our Common Stock at a lower price (including the securities held by Keith DeSanto) could result in additional dilution.

                          We have a history of operating
losses and expect to incur significant additional operating losses.

                          Therefore, there is no historical
financial information on which to base an evaluation of our performance. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations.
We have generated net losses of since inception as we continue to maintain and expand our existing operations. The amount of future losses and when, if ever, we will achieve profitability are uncertain. If we are unsuccessful at executing on our business plan, our business, prospects, and results of operations may be materially adversely affected.

                          We are likely to need to secure
additional financing.

                          We anticipate that we will
incur operating losses for the foreseeable future. Our historical cash burn rate for the period from 2004 (inception) through 2017 was on average approximately $7,000 per month. As a result, we expect that the cash we currently have on hand will fund our operations through April 2018. As of December 31, 2017, we had very little cash on hand. We are likely to require additional funds for our anticipated operations and further expansion and if we are not successful in securing additional financing, we may be required to delay significantly, reduce the scope of or eliminate one or more of our business activities, downsize our general and administrative infrastructure, or seek alternative measures to avoid insolvency. It is possible that future offerings will be at a different valuation, especially if an investor is a strategic investor and/or is willing to invest a significant amount of funds.

                          Any valuation at this stage is
difficult to assess.

                          The valuation for the offering
was established by the Company. Unlike listed companies that are valued publicly through market- driven stock prices and publicly available of their industry, the valuation of private companies, especially startups and the biosurfactant market, is difficult to assess and you may risk overpaying for your investment.

                          Any inability to attract and
retain additional personnel could affect our ability to successfully grow our business.

                          Our future success depends on
our ability to identify, attract, hire, train, retain and motivate other highly-skilled technical, managerial, editorial, marketing and customer service personnel. Competition for such personnel is intense. Our failure to retain and attract the necessary technical, managerial, editorial, marketing, and customer service personnel could harm our business.

                          Our stock price may be
volatile.

                          The market price of our
common stock, if and when trading begins, is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

                          		?  Changes to
the Biosurfactant industry;
                          		?  We may not
be able to compete successfully against current and future competitors;
                          		?  Competitive
pricing pressures;
                          		?  Our ability to
obtain working capital financing;
                          		?  Additions or
departures of key personnel;
                          		?  Sales of our
Common Stock;
                          		?  Our ability to
execute our business plan;
                          		?  Operating
results that fall below expectations;
                          		?  Loss of any
strategic relationship that we cultivated;
                          		?  Regulatory
developments, particularly those affecting our stock; and
                          		?  Economic
and other external factors.

                          In addition, the securities
markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock. As a result, you may be unable to resell your shares at a desired price. ?We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our Common Stock. ?We have never paid cash dividends on our Common Stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our Common
Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

                          There is currently no trading
market for our Common Stock and we cannot ensure that one will ever develop or be sustained.

                          There is no current market for
any of our shares of stock and a market may not develop. We hope to list our Common Stock on the Nasdaq Capital Market (?NASDAQ?) if we raise enough money in this offering, but there is no guarantee that we will be able to do so. See ?Implications of being an emerging growth company.? If not listed on NASDAQ, shares of Common Stock, when issued, may be traded on the over-the-counter market to the extent any demand exists. Even if listed on NASDAQ, a liquid trading market may not develop. Investors should assume that they may not be able to liquidate their investment for some time or be able to pledge their shares as collateral.

                          Implications of being an
?emerging growth company.?

                          As an issuer with less than $1
billion in total annual gross revenues during our last fiscal year, we will qualify as an ?emerging growth company? under the Jumpstart Our Business Startups Act of 2012 (the ?JOBS Act?)
if and when we become a public company. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

                          		?  Would not
be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-
Oxley Act of 2002;
                          		?  Would not
be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as ?compensation discussion and analysis?);
                          		?  Would not
be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the ?say-on-pay,? ?say-on-frequency? and ?say-on-golden-parachute? votes);
                          		?  Would be
exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
                          		?  May present
only two years of audited financial statements and only two years of related Management?s Discussion and Analysis of Financial Condition and Results of Operations; and
                          		?  Would be
eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

                          We intend to take advantage of
all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under ?107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under ?107 of the JOBS Act.

                          Under the JOBS Act, we may
take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (?Securities Act?), or such earlier time that we no longer meet the definition of an emerging growth company.
Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an ?emerging growth company? if we have more than $1 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

THE OFFERING

The Company hereby offers 8,000,000 common stock shares. There is no minimum number of shares that must be purchased in order for the Company to have access to the funds. The Company will embark on licensing off certain aspects of the business after initial capital is raised. Accordingly, in the event the Company does not receive the required capital number of Shares offered hereby, the uses of the proceeds of the Offering could be substantially different from those set forth herein and the Company?s ability to achieve its business and financial objectives could be materially adversely affected. See
?USE OF PROCEEDS? and ?RISK FACTORS? in the following section.

It is the intension of the Company to file for listing on a United States Securities Exchange but may encounter unforeseen challenges that may severely impact the business plan of the Company that includes but is not limited to:

*	Market forces such as interest rate hikes that limit the
Company?s ability to raise capital
*	Downward market forces, Stock Market corrections
*	Capital being more expensive for small companies and
possibly being difficult to obtain
*	Credit markets being squeezed by higher interest rates
*	Unforeseen challenges that the Company may encounter
that impact the ability of the Company to continue to
raise capital to raise capital or execute its business plan.
*	Competition for other Biosurfactant manufacturing
companies whether domestic or international
*	Natural disasters
*	And Catastrophic events.

Capitalization

Use of Proceeds

We estimate that the net proceeds to the issuer of a fully subscribed offering, after the expenses of the offering
(payment to the broker-dealer, and legal, accounting and
related expenses), will be approximately $18,000,000.
We plan to use these proceeds as follows:
*	Bioreactors, fermentation equipment and building. ?
$14,000,000
*	Microbiologists, new employees and executive salaries. ?
$1,800,000
*	Construct a clean room for a secondary business of
peptides and rhamnolipid liposomes applications where
the profit margins are higher than those in basic
rhamnolipid applications. ?$275,000
*	Patents PCT applications for International patent
protection, 4 separate filings $720,000
*	Secure local waste oil for substrate/off the shelf substrate
$92,000
*	Operational staff and support and customer service staff
and support. $123,000
*	Pursue listing on the NASDAQ/Legal $130,000
*	General office expenses consisting of office supplies,
computers and other equipment. $60,000
*	Development for exact specific biosurfactants and their
applications $300,000
*	Working capital and other general corporate purposes.
$500,000
The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.
Use of Proceeds and Risk Factors

The expected use of net proceeds from this offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, the company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.
In the event we do not sell all of the shares being offered, we may seek additional financing from other sources to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. No plans for additional financing are currently being contemplated by the company, and in all events, there can be no assurance that additional financing would be available to use when wanted or needed and, if available, on terms acceptable to us.
Management?s discussion and analysis of
financial condition and results of
operations
 Financial Results
We have been operating at a loss since inception.
Therefore, there is limited historical financial information upon which to base an evaluation of our performance.
Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of manufacturing. Our financials for the period ended
December 31, 2017, the company has operated at a loss since 2010. We expect to incur additional net expenses over the next several years as we continue to maintain and expand our existing operations. The amount of future losses and when, if ever, we will achieve profitability are uncertain.
Plan of Operations
Overview
The Company started producing rhamnolipid in 2005 with a Canadian University and a ?wild? (strain purchased from library) strain from ATCC. At that time, it cost us $60,000 a milligram to produce our high purity di-rhamnolipid product. Since that, our cost for the high purity di-rhamnolipid costs $89.00 a gram with our proprietary producer strain (not available to the public domain). Our aqueous Rhamnolipid solution started at $400 a gallon in 2006 to $11.00 a gallon today. With these manufacturing advances and numerous trade secrets, our proprietary biosurfactant production process is ready for mass production.
The Company launched www.rhamnolipid.com, its website, on September 17, 2006. Since than we have acquired rhamnolipid.net (we also acquired the plural version of the website(s) i.e. rhamnolipids.net) rhamnolipid.org, rhamnolipid.co, rhamnolipid.info, rhamnolipid.company, rhamnolipid.email as well as many other affiliated domain names (the family of Rhamnolipid domain names). These websites are not incorporated in this document.
The Company plans to supply the oil and gas market and the agricultural markets first. Our patent pending proprietary Citrus Greening seems to be the front runner for joint ventures as of the time of this offering. The oil and gas markets are also seeking a biosurfactant replacement for their toxic slurry. While the company is pursuing these markets, there are many entities requesting our product in powered form which will be our third industry we will service initially. If enough money is raised and our burn rate is lowered, we will service the household biosurfactant industry for household cleaners and toiletries.
We anticipate that ultimately, our primary product will be the Citrus Greening biosurfactant application that may afford us higher profit margins due to the demand for a control product. Following consummation of this offering, the Company?s chief executive officer plans to develop proprietary technology based on other biosurfactant industries such as the pet markets and pharmaceutical biofilm applications.
The Company expects to commence full-scale production operations upon the successful raising of capital under this Offering.
Milestones
? Actions already taken: The Company is operational, has raised funds from founder to date, and has already taken the following steps:
			?  Contract with India
			?  Contract with Brazil
			?  Contract with Memorial University
			? Initial steps for feasibility study for Kazakhstan
			?  Patent filings
			?  Customer testing of our product
			?  Team of professionals
Liquidity and Capital Resources
 We are a startup company and anticipate that we will incur operating losses for the foreseeable future. Our historical cash burn rate for the period from 2006
(inception) through December 31, 2017 was on average approximately $7,000 per month, we estimate that we currently have enough cash resources to support us through April 2018, and we are likely to seek funds (in addition to the funds that we may raise in this offering) in order to extend our operational runway.
DIRECTORS, EXECUTIVE OFFICERS
AND SIGNIFICANT EMPLOYEES
The Company currently has one full-time employee that it identifies as significant employees. The director and executive officers are set forth in the chart below:
Keith DeSanto, 56, Chief Executive Officer, Chairman and Founder

Mr. DeSanto has a Bachelor of Science degree in mathematics from Northeastern University in Boston. He has worked in the finance industry for 24 years. Mr.
DeSanto has owned and operated Goldes Securities, CRD number 115248. His full background information can be found on Broker Check on the FINRA website. Since
2004, Mr. DeSanto has managed all aspects of Rhamnolipid, Inc. and its affiliates full time.
Mr. DeSanto is the Chairman of the Board of Directors and only Director.

Once sufficient capital is secured, executives and employees will be hired. Those individuals are already in place.

Executive Compensation

It is projected that Mr. DeSanto will be paid $80,000 per annum as an employee of the Company.


SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND
MANAGEMENT
The following information sets forth certain information
regarding beneficial ownership of our capital stock as of
December 31, 2017 for (i) all executive officers and
directors as a group and (ii) each person, or group of
affiliated persons, known by us to be the beneficial owner
of more than five percent (5%) of our capital stock. The
shares in the table below are based on all shares of stock
deemed to be outstanding as of December 31, 2017.
Type of Equity				Share
Outstanding		Votes
C
o
m
m
o
n

S
t
o
c
k

A
3
9
,
8
5
4
,
5
1
8
1

v
o
t
e

p
e
r

s
h
a
r
e
C
o
m
m
o
n

S
t
o
c
k

B
0
1

v
o
t
e

p
e
r

s
h
a
r
e
P
r
e
f
e
r
r
e
d

S
t
o
c
k
7
,
5
0
0
,
0
0
0
5
0

v
o
t
e
s

p
e
r

s
h
a
r
e


DESCRIPTION OF CAPITAL STOCK
The following description summarizes certain terms of our capital stock, as in effect upon the completion of this offering. Because it is only a summary, it does not contain all the information that may be important to you.
For a complete description of the matters set forth in this section you should refer to our amended and restated certificate of incorporation and bylaws, which are included as exhibits to this Offering Circular, and to the applicable provisions of Delaware law.
Common Stock
Two classes of common stock, Series A and Series B, and a single class of preferred stock.
The two classes of common stock, Series A and Series B, both with the same voting rights. The only difference is Series B will be used strictly for acquisitions. The total amount authorized of common shares of Series A is 90,000,000 shares and the total amount of common shares of Series B is 85,000,000 shares. The Series B common shares will be set aside for acquisitions.

Preferred Stock
Before this offering, the board of directors has authorized, and issued by Delaware law, 25,000,000 preferred stock to the Founder, Keith DeSanto. The preferred stock has super voting rights of 10 to votes for each common stock share. The preferred stock can be converted into 10 shares of common stock. The shares of preferred stock have special rights as permitted by law, in each case without further vote of action by our stockholders. Our board of directors will not be able to increase or decrease the number of shares of any series of preferred stock without the consent of the Founder. There are no current plans to issue any other shares of preferred stock. The founder does not own common stock shares and will not be selling any shares through this offering.

Dividend Rights
Subject to preferences that may apply to any shares of preferred stock that may be issued, the holders of our common stock are entitled to receive ratably any dividends as may be declared by our board of directors out of funds legally available for dividends. See the section titled ?Dividend Policy? for additional information. We have authorized and issued our preferred stock.

Voting Rights
Holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. Our bylaws establish a board of directors whose term is for one year, to be elected at the annual meeting of stockholders.

No Preemptive or Similar Rights
Our Common Stock is not entitled to preemptive rights, and is not subject to conversion, redemption, or sinking fund provisions.

Liquidation Rights
If we become subject to a liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock outstanding at that time, and any outstanding shares of preferred stock will not be included in any liquidation.

Options
Currently, there are no outstanding options.
Anti -Takeover Matters
Charter and Bylaw Provisions
The provisions of Delaware law, our certificate of incorporation, and our bylaws include a number of provisions that may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company and discouraging takeover bids. These provisions may also have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non- negotiated takeover attempts. These provisions include the items described below.
Preferred Stock Voting Control
The Company cannot be taken over without the approval of the preferred stock vote which is controlled by the Founder.
Board Composition and Filling Vacancies
Our bylaws provide that any vacancy on our board of directors may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. Further, any directorship vacancy resulting from an increase in the size of our board of directors, may be filled by election of the board of directors, but only for a term continuing until the next election of directors by the shareholders.

No Cumulative Voting
The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless certificate of incorporation provides otherwise. Neither our certificate of incorporation nor our bylaws provide that there shall be no cumulative voting.

Choice of Forum
Our bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf;
any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our restated certificate of incorporation or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies?
certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Limitations of Director Liability and
Indemnification of Directors and Officers
We intend to maintain directors? and officers? insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder?s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements, and the insurance are necessary to attract and retain talented and experienced directors and officers. At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Exchange Listing
We will strive to have our common stock approved for listing on NASDAQ, but we cannot guarantee that we will satisfy the listing requirements or otherwise be accepted for such listing.
Litigation

We have pending litigation regarding alleged fraudulent billing from an attorney. We do not expect that this suit will result in any issues to the Company other than if there is an award against us, the fees would be less than $60,000 that we would be responsible for.

Shares eligible for future sale
Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock, or securities or instruments convertible into our common stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this offering concludes, due to contractual and legal restrictions described below, there may be resales of substantial amounts of our common stock in the public market after those restrictions lapse. This could adversely affect the market price of our common stock prevailing at that time.

Upon completion of this offering, assuming the maximum amount of shares of common stock offered in this offering are sold, there will be a minority amount of shares of our common stock outstanding. This number excludes any issuance of additional shares of common stock that could occur in connection with any exercise of stock options outstanding as of the date of this Offering
Circular.

These 8,000,000 shares of our common stock will be freely tradable in the public market, except to the extent they are acquired by an ?affiliate? of ours, as such term is defined in Rule 405 under the Securities Act. Under Rule 405, an affiliate of a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person. Any affiliate of ours that acquires our shares can only further transact in such shares in compliance with Rule 144 under the Securities
Act, which imposes sales volume limitations and other restrictions on such further transactions. See ?Rule 144? below.

In addition to the foregoing, shares of our Common Stock not sold in this offering will be restricted securities written the meaning of Rule 144, and would be tradable only if they are sold pursuant to a registration statement under the Securities Act or if they qualify for an exemption from registration, including under Rule 144.
See ?Rule 144? below.
Rule 144
In general, a person who has beneficially owned restricted shares of our common stock for at least one year, in the event we are a company that files reports under Regulation A, or at least six months, in the event we have been a company that files reports under the Exchange Act for at least 90 days, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the three months preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

		? 1% of the number of shares of our common stock then outstanding; or ?
? the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person with the SEC of a notice on Form 144 with respect to the sale; provided that, in each case, we have been subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Persons replying on Rule 144 to transact in our Common Stock must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable. In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Persons relying on Rule
701 to transact in our Common Stock, however, are required to wait until 90 days after the date of this Offering Circular before selling shares pursuant to Rule
701. ?

Lock Up Agreements: ?There are no lock-up agreements with our officers, directors, and current stockholders. ?

PLAN OF DISTRIBUTION

The Company is offering up to 8,000,000 shares of common stock, on a ?best efforts basis? as described in this Offering Circular. The company may engage a broker-dealer to assist in the placement of its securities. It is our plan that the Broker Dealer we hire will be under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities.

The Company intends to use an online platform at the domain name www.rhamnolipid.com (the ?Online
Platform?) to provide technology tools to allow for the sales of securities in this offering.

Investment Fee on Sales of Securities

As compensation for these efforts, the Company will pay the Broker Dealer fees that will be negotiated.

Termination of Offering

The Offering will terminate at the earlier of (1) the date at which the maximum offering amount has been sold, (2) the date that is twelve months from the date of this Offering Statement being qualified by the Commission, or (3) the date at which the Offering is earlier terminated by the company in its sole discretion, which may happen at any time (the ?Offering Termination Date?). The
Managing Broker Dealer must agree to comply with the provisions of SEC Rule 15c2-4 as to all funds provided by you for the purchase of the Shares. On any closing date for the Offering, the deposited funds, minus applicable expenses, will be delivered to our Company.

Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Investors? Tender of Funds

After the Offering Statement has been qualified by the Commission, the company will accept funds to purchase the common stock. The funds tendered by potential investors will be held an escrow agent. The offering will terminate (and subscriptions will no longer be accepted) at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the Commission, or (3) the date at which the offering is earlier terminated by us in our sole discretion.

The escrow agent will not investigate the desirability or advisability of investment in the shares in this Offering nor will it approve, endorse or pass upon the merits of purchasing those shares. The company must raise its minimum offering of $1,000,000 in order to close the offering and receive funds; there are no other conditions that the company must meet in order to hold the closing.
Tendered funds will only be returned to investors upon termination of the offering as set out above, in which case any money tendered by potential investors that is still held in escrow will be promptly returned by the escrow agent upon our instruction.

Investors will be required to subscribe to the Offering via the Online Platform and agree to the terms of the Offering and subscription agreement, which includes the adoption of the Investors? Rights Agreement, First Refusal
Agreement, and Voting Agreement (copies of which have been filed as an Exhibit to the Offering Statement of which this Offering Circular is part). The subscription agreement includes a representation by the investor to the effect that, if you are not an ?accredited investor? as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth.

Offering Expenses
We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky notice filing fees; (iv) all of the legal fees related to the filing of notice filings under state securities laws and FINRA clearance;
and (v) our transportation, accommodation, and other roadshow expenses.

Investment Limitations
Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Regulation A offering, most investors must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an "accredited investor" as defined under Rule 501 of Regulation D under the Securities Act (an "Accredited Investor"). If you meet one of the following tests you should qualify as an Accredited Investor:

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year; ?

You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth); ?

You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer; ?

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000; ?

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange
Act, an insurance company as defined by the Securities
Act, an investment company registered under the Investment Company Act of 1940 (the "Investment
Company Act"), or a business development company as defined in that act, any Small Business Investment
Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940; ?

You are an entity (including an Individual Retirement
Account trust) in which each equity owner is an accredited investor; ?

You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s)
(as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the ?prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or ?

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state ?or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

	?Offering Period and Expiration Date ?
This offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.
Procedures for Subscribing
If you decide to subscribe for Offered Shares in this offering, you should:?Go to www.rhamnolipid.com, click on the "Invest Now" button and follow the procedures as described.
	Electronically receive, review, execute and deliver to us a subscription agreement; and ?
	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by Rhamnolipid. ?
Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.
The Subscription Agreement is governed by, and construed according to, the laws of the State of Florida.
The Subscription Agreement includes a provision in which the parties irrevocably waive the right to a jury trial in any action.
Right to Reject Subscriptions
After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.
Acceptance of Subscriptions
Upon our acceptance of a Subscription Agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.
Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).
For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered
Shares.
In order to purchase Offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.
Registrar and Transfer Agent, Book-Entry
Only
All Shares will be issued internally to investors in book-entry only format and will be represented by a stock transfer ledger, maintained by us. The first funds raised will be used to secure a Transfer Agent.
Investors in the Shares will not be entitled to have the stock certificates registered in their names and will not receive or be entitled to receive physical delivery of the Shares in definitive form. Transfers of investors, common stock will be facilitated through the Transfer Agent, once secured. As a result, you will not be entitled to receive a stock certificate representing your interest in the Shares.
Your ability to pledge Shares, and to take other actions, may be limited because you will not possess a physical certificate that represents your Shares. Investors will receive written confirmation from the Transfer Agent upon closing of their purchases. Transfers of the Shares will be recorded on the stock transfer ledger maintained by the Transfer Agent. We have no responsibility for any aspect of the actions of the Transfer Agent. In addition, we have no responsibility or liability for any aspect of the records kept by the Transfer Agent relating to, or payments made on account of investors in, the Shares, or for maintaining, supervising or reviewing any records relating to ownership of Shares. We also do not supervise the systems of the Transfer Agent.
Pricing of Offering
Prior to the offering, there has been no public market for the Offered Shares. Our Common Stock is presently not traded on any market or securities exchange. We are offering the Shares at a price of $2.50 per Share, which is set forth on the cover page of this offering circular. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share of Common Stock. The price of our Common Stock is not based on past earnings, nor is the price of our Common Stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. The principal factors considered in determining the initial public offering price include:
			?  the information set forth in this Offering
Circular;
			? our history and prospects and the history of and prospects for the industry in which we compete;
			?  our past and present financial performance;
			? our prospects for future earnings and the present state of our development;
			? the general condition of the securities markets at the time of this offering;
			? the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
			?  other factors deemed relevant by the
Underwriter and us.

Financials

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report, which includes an explanatory paragraph as to the Company?s financials which have been produced by the Company?s financial consultant.

Where you can find additional
information

We have filed with the SEC a Regulation A Offering
Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby.
This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering
Statement. Upon the completion of this offering, we will be required to file ongoing reports as required by Regulation A. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

Summary Financial information


The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented. ?

Financials

?


?


?


?


?
Rhamnolipid, Inc.
and Subsidiaries
 Notes to Condensed Consolidated Financial Statements
December 31, 2017
(unaudited)


NOTE 1 ? NATURE OF OPERATIONS AND
SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

Organization

Rhamnolipid, Inc. (the ?Company,? ?we,? ?us,? ?our,? or ?RhamInc?) was incorporated in the State of Delaware on July 2, 2010. The Company is a successor company related to the technology and intellectual property acquisition by Keith DeSanto, the founder (?DeSanto?), from a third party.

DeSanto incorporated the following entities for the early stage activities: Paradigm, Goldes Holding, LLC,
Biosurfactant EOR, Inc. (Delaware), Biosurfactant EOR, Inc.
(Florida), Aurora Advanced Beauty Labs, Inc. (Delaware),
Aurora Advanced Beauty Labs, Inc. (Florida), Aurhora, Inc.
(Florida), Center for Biomedical Studies, Inc. (Florida),
Rhamnolipid Canada, Inc. (Florida), Rhamnolipid SA, Inc.
(Florida), Rhamnolipid India, Inc. (Florida), Rhamnolipid,
Inc. (Florida), Rhamnolipid Companies, Inc., Rham Bio
Solutions, Inc. (Florida), and Rham Corp, Inc,  (Delaware).

RhamInc has the following wholly-owned subsidiaries:
Biosurfactant Professionals, Inc. (Florida, ?BioSurfPro?) and
Green Enviro Holdings, Inc. (Delaware, ?Green Enviro?).

In 2016, Green Enviro was formed to be the parent company of all rhamnolipid related companies. In 2018, RhamInc became the parent company and Green Enviro became the subsidiary.


Nature of Operations

Through years of research, the Company has been able to produce rhamnolipid with proprietary producer strains that are not available to the public. These strains can produce rhamnolipid in high grams per liter which in turn has reduced the cost to produce rhamnolipid. The Company has worked since inception with universities, companies and other third parties to further develop the process. The Company currently is not capable of commercial production due to limited working capital. The Company continues to maintain trade secrets and intellectual property on various agriculture and environmental applications.

Basis of Presentation

The Company prepares its unaudited consolidated financial statements in conformity with generally accepted accounting principles in the United States of America.

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of RhamInc and its wholly-owned subsidiaries, BioSurfPro, and Green Enviro. All significant inter-company balances and transactions have been eliminated in consolidation.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ASC 360-10, ?Accounting for the Impairment or Disposal of Long-Lived Assets.? This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is Rhamnolipid, Inc.
and Subsidiaries
 Notes to Condensed Consolidated Financial Statements
December 31, 2017
(unaudited)


measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash, accounts payable, accrued expenses, and short-term loans the carrying amounts approximate fair value due to their short maturities.

We follow accounting guidance for financial and non-financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices
(unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Use of Estimates

The preparation of unaudited consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying unaudited consolidated financial statements include the amortization period for intangible assets, valuation and impairment valuation of intangible assets, depreciable lives of the web site and property and equipment, valuation of warrants and beneficial conversion feature debt discounts, valuation of derivatives, valuation of share-based payments and the valuation allowance on deferred tax assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Revenue Recognition

The Company recognizes revenue for our services in accordance with ASC 605-10, "Revenue Recognition in
Financial Statements." Under these guidelines, revenue is recognized on transactions when all of the following exist:
persuasive

Rhamnolipid, Inc.
and Subsidiaries
 Notes to Condensed Consolidated Financial Statements
December 31, 2017
(unaudited)


evidence of an arrangement did exist, delivery of service has occurred, the sales price to the buyer is fixed or determinable and collectability is reasonably assured. The Company has one future primary revenue stream as follows:

*	Selling of rhamnolipid

Advertising and Marketing

Advertising and marketing is expensed as incurred and is included in selling, general and administrative expenses on the accompanying statement of operations. For the years ended December 31, 2017 and 2016 advertising expense was $0 and $0, respectively.
Income Taxes

The Company adopted the provisions of ASC 740-10, ?Accounting for Uncertain Income Tax Positions.? When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of December 31, 2017, all previous tax years remain open for IRS audit. The Company has received no notice of audit from the IRS for any of the open tax years.


The Company adopted ASC 740-10, ?Definition of
Settlement in FASB Interpretation No. 48,? (?ASC 740-10?), which was issued on May 2, 2007. ASC 740-10 amends FIN
48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The term ?effectively settled? replaces the term ?ultimately settled? when used to describe recognition, and the terms
?settlement? or ?settled? replace the terms ?ultimate settlement? or ?ultimately settled? when used to describe measurement of a tax position under ASC 740-10. ASC 740-
10 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The adoption of ASC 740-10 did not have an impact on the accompanying consolidated financial statements.

On December 22, 2017, the United States Government passed new tax legislation that, among other provisions, will lower the corporate tax rate from 35% to 21%. In addition to applying the new lower corporate tax rate in 2018 and thereafter to any taxable income we may have, the legislation affects the way we can use and carry forward net operating losses previously accumulated and results in a revaluation of deferred tax assets recorded on our balance sheet. Given that the deferred tax assets are offset by a full valuation allowance, these changes will have no net impact on the Company?s financial position and net loss. However, if and when we become profitable, we will receive a reduced benefit from such deferred tax assets. Had this legislation passed prior to our June 30, 2017, fiscal year-end, the effect of the legislation would have been a reduction in deferred tax assets and the corresponding valuation allowance.
Rhamnolipid, Inc.
and Subsidiaries
 Notes to Condensed Consolidated Financial Statements
December 31, 2017
(unaudited)


Segment Information

In accordance with the provisions of ASC 280-10, ?Disclosures about Segments of an Enterprise and Related
Information,? the Company is required to report financial and descriptive information about its reportable operating segments. The Company does not have any operating segments as of December 31, 2017 and 2016.


Effect of Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update
No. 2014-09 (?ASU No. 2014-09?), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in GAAP when it becomes effective.
The new standard is effective for annual reporting periods beginning after December 15, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method, nor has it determined the effect of the standard on its ongoing financial reporting.

In August 2014, the FASB issued ASU No. 2014-
15, Presentation of Financial Statements (Topic 205)
Disclosure of Uncertainties about an Entity?s Ability to Continue as a Going Concern. The guidance requires management to perform an evaluation each annual and interim reporting period of whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity?s ability to continue as a going concern within the one-year period after the date that the financial statements are issued. If such conditions are identified, the guidance requires an entity to provide certain disclosures about the principal conditions or events that gave rise to the substantial doubt about the entity?s ability to continue as a going concern, management?s evaluation of the significance of those conditions or events in relation to the entity?s ability to meet its obligations and management?s plans to alleviate or mitigate substantial doubt about the entity?s ability to continue as a going concern. The guidance is effective for the first annual period ending after December 15, 2016 and interim periods thereafter. The Company currently does not expect the adoption of ASU 2014-15 to have a material impact on its financial statements and does not anticipate early adoption of this pronouncement.

In February 2016, the Financial Accounting Standards Board (?FASB?) issued an ASU on lease accounting. The ASU requires the lease rights and obligations arising from lease contracts, including existing and new arrangements, to be recognized as assets and liabilities on the balance sheet. The ASU is effective for reporting periods beginning after December 15, 2018 with early adoption permitted. While the Company is still evaluating the ASU, the Company expects the adoption of the ASU to have a material effect on the Company?s financial condition due to the recognition of the lease rights and obligations as assets and liabilities. The Company does not expect the ASU to have a material effect on the Company?s results of operations, and the ASU will have no effect on cash flows.

The Company has evaluated all other recent accounting pronouncements and believes that none of them will have a significant effect on the Company?s financial statement.


NOTE 2 ? ENTRY INTO A DEFINITIVE
AGREEMENT

The Company has entered into the following agreement:

Paulista State University (Universidade Estadual Paulista)

Rhamnolipid, Inc.
and Subsidiaries
 Notes to Condensed Consolidated Financial Statements
December 31, 2017
(unaudited)


The Company entered into an agreement with Paulista State University (Universidade Estadual Paulista) in Sao Paulo, Brazil (?Paulista University?) on February 16, 2017, through an affiliate of the Company. Paulista University, led by Dr. Jonas Contiero, a published researcher of rhamnolipid, provides various research and development for the Company. Paulista University will earn a royalty for sales related to developed products. The royalty is based on gross profit and is 3% for years one through five, 2% for years six through ten, and 1% for years eleven through the expiration of the related patent.


NOTE 3 ? GOING CONCERN

The Company has a net loss for the year ended December 31, 2017 of $73,633 and working capital deficit as of December 31, 2017 of $468,844 and has used cash in operations of $72,515 for the year ended December 31, 2017. In addition, as of December 31, 2017, the Company had a stockholders? deficit and accumulated deficit of $468,844 and $2,601,385, respectively. These conditions raise substantial doubt about the Company?s ability to continue as a going concern.

The accompanying unaudited consolidated financial statements have been prepared in conformity with U.S.
GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The ability of the Company to continue its operations is dependent on the execution of management?s plans, which include the raising of capital through the debt and/or equity markets, until such time that funds provided by operations are sufficient to fund working capital requirements. If the Company were not to continue as a going concern, it would likely not be able to realize its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the consolidated financial statements.

There can be no assurances that the Company will be successful in generating additional cash from the equity/debt markets or other sources to be used for operations. The unaudited consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary. Based on the Company?s current resources, the Company will not be able to continue to operate without additional immediate funding. Should the Company not be successful in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all operational activities and/or contemplate the sale of its assets, if necessary.


NOTE 4 ? COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of March 30, 2018, there were no pending or threatened lawsuits, except as noted below.

On February 3, 2015, in the Supreme Court of the State of
New York, County of New York, a lawsuit was filed titled
Berger & Sklaw LLP v Keith DeSanto, Goldes Holding LLC,
Rhamnolipid Inc., Rhamnolipid Holdings, LLC,
Rhamnolipids Companies, Inc., Biosurfactant Oil Recovery,
Inc., Paradigm Biomedical, Inc., and Aurora Advanced
Beauty Labs, Inc., for legal fees alleged to be owed by the Company to the plaintiff. The lawsuit named companies not in existence, companies never in existence and other non-affiliated parties. The Company responded timely with facts reflecting payments to the law firm which the lawsuit did not reflect, with alleged acts of false billing by the plaintiff, and a discussion on potentially countersuing for damages by the plaintiff, suffered by the Company, due to errors made by the plaintiff. The legal fees were related to a settled situation.
As of this date, no responses have been
Rhamnolipid, Inc.
and Subsidiaries
 Notes to Condensed Consolidated Financial Statements
December 31, 2017
(unaudited)


made since 2016. If needed, the Company would provide the courts with evidence, as already used in its response, to the counterclaims.

Lease Commitment

We lease a virtual office in Tampa, Florida on a month-to-month basis. The Company will be executing a lease for a manufacturing facility of approximately 25,000 square feet, in Wachula, Florida. The lease is with Hardee County, Florida as part of the Economic Development Committee (?EDC?). The EDC is providing for a no cost lease to facilitate new jobs for its citizens. Furthermore, the EDC will follow up the lease with the construction of a dedicated building for our long-term use.

Rent expense for the year ended December 31, 2017 was $1,200.


NOTE 5 ? RELATED PARTIES

DeSanto, founder, chief executive officer and chairman of the Company, has shareholder loan, payables and accruals due to him of $250,000 and $250,000 as of December 31, 2017 and 2016, respectively. The shareholder loan, as agreed upon, is greater than one year, without any other set terms for repayment. Imputed interest is immaterial.

DeSanto and friends has personally funded the Company, including its predecessors, since inception, for approximately
$2,300,000.



NOTE 6 ? NOTES PAYABLE

Notes payable, all classified as current at December 31, 2017, consist of the following:


On April 26, 2017, the Company executed a promissory note for $58,000 with Paul Mathis (?Mathis?). The note is due on April 26, 2018 and bears no interest. The imputed interest as of December 31, 2017 is immaterial. On March 30, 2018, the note was extended to April 26, 2019.


 NOTE 7 ? STOCKHOLDERS? EQUITY

Preferred Stock

On September 1, 2017, the Board of Directors of the
Company authorized the Company?s Articles of Incorporation to authorize 25,000,000 shares of Series A preferred stock with a par value of $0.000006. Each share of the preferred stock was entitled to 10 votes and is convertible into ten shares of Series B common stock. On March 30, 2018, the Board of Directors increased the votes to 50 per share.

On December 31, 2017, the Company issued DeSanto
7,500,000 shares of preferred stock.


Common Stock

The Company was authorized to issue up to 200,000,000 shares of common stock with a par value $0.000006 per share.

Rhamnolipid, Inc.
and Subsidiaries
 Notes to Condensed Consolidated Financial Statements
December 31, 2017
(unaudited)


There are 90,000,000 shares are classified as Series A. Each outstanding share of Series A common stock entitles the holder to one vote per share on all matters submitted to a stockholder vote. All shares of Series A common stock are non-assessable and non-cumulative, with no pre-emptive rights.

There are 85,000,000 shares are classified as Series B. Each outstanding share of Series B common stock entitles the holder to two votes per share on all matters submitted to a stockholder vote. All shares of common stock are non-assessable and non-cumulative, with no pre-emptive rights.

As of December 31, 2017, there were 39,854,518 shares of Series A common stock issued, issuable and outstanding. As of December 31, 2017, there were 0 shares of Series B common stock issued, issuable and outstanding.

Prior to December 31, 2017, RhamInc was a wholly-owned subsidiary of Green Enviro. On December 31, 2017, the parent company and the subsidiary did a stock swap whereas
RhamInc became the parent company.



NOTE 8 ? CONCENTRATIONS

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of temporary cash investments.

The Company places its temporary cash investments with financial institutions insured by the FDIC. No amounts exceeded federally insured limits as of December 31, 2017.
There have been no losses in these accounts through December 31, 2017.

Concentration of Intellectual Property

The Company, through assignments from DeSanto and, as applicable, others, has filed for the following patents, as filed with the United States Patent and Trademark Office.
Historically, the Company and/or its predecessor has filed for numerous patents in the United States and other countries, which have expired.

*	 Mosquito Insecticide and Repellant Rhamnolipid
Application 15/871,736
*	Peptides in Rhamnolipid Liposomes Application
62/517,264
*	Citrus Greening and Citrus Canker Control
Rhamnolipid Application 15/899,873



NOTE 9 ? SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements, except as stated herein.

On January 8, 2018, the Company entered into a promissory note with Stuart Nichols for $12,000.




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